                                               EXECUTION COPY

                                        HARBORSIDE HEALTHCARE CORPORATION,

                                                     as Issuer

                                                        and

                                     UNITED STATES TRUST COMPANY OF NEW YORK,

                                                    as Trustee,

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                                                     INDENTURE

                                             Dated as of May 10, 2001

                                              -----------------------

                                  12% Senior Subordinated Discount Notes due 2007

         INDENTURE dated as of May 10, 2001, among HARBORSIDE HEATHCARE CORPORATION, a Delaware corporation (the
"Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Company's 12% Senior Subordinated Discount Notes due 2007 issued on the date hereof and
(ii) any Additional Securities that may be issued on any other Issue Date (collectively, the "Securities").  The
Securities issued on the date hereof will be limited to $100,276,000 in aggregate principal amount at maturity.
Subject to the conditions set forth herein, the Company may issue Additional Securities.

         WHEREAS, the Company has issued an aggregate of $170,000,000 in principal amount of 11% Senior
Subordinated Discount Notes due 2008 (the "Old Notes") pursuant to an indenture dated as of July 31, 1998 (the
"Old Indenture").  Pursuant to an exchange offer, the Company is issuing Securities to the holders of the Old
Notes in exchange for Old Notes.

                                                     ARTICLE I

                                    DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  Definitions.

         "Accreted Value" means, for any date, the amount calculated pursuant to clauses (i), (ii) or (iii) for each $1,000 principal amount at maturity of Securities:

         (i)      if the date occurs on one of the following dates (each an " Accrual Date"), the
         Accreted Value will equal the amount set forth below for such Accrual Date:

                           Accrual Date                                            Accreted Value
                           ------------                                            --------------
                           May 4, 2001                                             $  685.67
                           August 1, 2001.....................................     $  704.96
                           February 1, 2002...................................     $  747.26
                           August 1, 2002.....................................     $  792.09
                           February 1, 2003...................................     $  839.62
                           August 1, 2003.....................................     $  889.97
                           February 1, 2004...................................     $  943.40
                           August 1, 2004.....................................     $1000.00

         (ii)     if the date occurs between two Accrual Dates, the Accreted Value will equal the sum of
         (a) the Accreted Value for the Accrual Date immediately preceding such date and (b) an amount equal to the product of (1) Accreted Value for the immediately following Accrual Date less the
         Accreted Value for the immediately preceding Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Accrual Date to the date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

         (iii)    if the date occurs after the last Accrual Date, the Accreted Value will equal $1,000.

         "Acquired Debt" means, with respect to any specified Person, (i) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person,
(ii) Debt incurred by such specified Person, its Restricted Subsidiaries or such other Person for the purpose of financing the acquisition of such other Person or its assets, provided that such other Person becomes or, in the
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case of an asset purchase, the Person acquiring such assets is, a Restricted Subsidiary, and (iii) Debt secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Preferred Stock" means, with respect to the New Preferred Stock, additional shares of the
New Preferred Stock having identical terms and conditions to the New Preferred Stock that are issued pursuant to the terms of the Certificate of Designation for the New Preferred Stock.

         "Additional Securities" shall mean Securities initially issued subsequent to the date hereof pursuant to
Article II and in compliance with Section 4.03.

         "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Voting Stock or (iii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) or (ii) above. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

         "Agent" means any Registrar, Paying Agent or Co-registrar.

         "Applicable Premium" means, with respect to a Security at any redemption date prior to August 1, 2002, the greater of (i) 1.0% of the Accreted Value of such Security on such redemption date or (ii) the excess of (A)
the present value as of such time of the redemption price of such Security at August 1, 2002 (such redemption price being set forth in the table in Section 3.07(a)), computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the Accreted Value of such Security on such redemption date.

         "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights
(including by way of a sale and leaseback) (provided that the sale, lease, conveyance or other disposition of all
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or substantially all of the assets of the Company will be governed by Article V and not by the provisions of
Section 4.06), and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Equity
Interests of any of the Company's Subsidiaries (other than director's qualifying shares), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of 2.5% of Total Assets or (b) for net proceeds in excess of 2.5% of Total Assets.
Notwithstanding the foregoing, the following will not be Asset Sales:  (i) a transfer of assets by the Company to a Restricted Subsidiary or by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (ii) an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary, (iii)
a Restricted Payment or Permitted Investment that is permitted by Section 4.04 (including any formation of or contribution of assets to a Subsidiary or joint venture), (iv) leases or subleases, in the ordinary course of business, to third parties of real property owned in fee or leased by the Company or its Subsidiaries, (v) a disposition, in the ordinary course of business, of a lease of real property, (vi) any disposition of property of the Company or any of its Subsidiaries that, in the reasonable judgment of the Company, has become uneconomic, obsolete or worn out, (vii) any disposition of property or assets (including any disposition of inventory, accounts receivable and any licensing agreements) in the ordinary course of business, (viii) the sale of Cash
Equivalents and Investment Grade Securities or any disposition of cash, (ix) any exchange of property or assets by the Company or a Restricted Subsidiary in exchange for cash or Cash Equivalents or property or assets that will be used or useful in the business conducted by the Company or any of its Restricted Subsidiaries, provided
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any such cash and Cash Equivalents are applied as if they were Net Proceeds of an Asset Sale, and (x) the sale or factoring of receivables on customary market terms pursuant to Credit Facilities but only if the proceeds thereof received by the Company and its Restricted Subsidiaries represent the fair market value of such receivables.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person, or any authorized committee of the Board of Directors of such Person.

         "Board Resolution" means a copy of a resolution certified by an Officer of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means a day other than a Saturday, Sunday or other day on which banking institutions in
New York State are authorized or required by law to close.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents
(however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (iv) any similar participation in profits and losses or equity of a Person.

         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $300.0 million, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Services,
a division of the McGraw-Hill Companies, Inc. ("S&P"), and in each case maturing within one year after the date of acquisition, (vi) investment funds investing 95% of their assets in securities of the types described in clauses (ii)-(v) above, (vii) readily marketable direct obligations issued by any state of the United States of
America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's or S&P and (viii) Debt with a rating of "A" or higher from S&P or "A2" or higher from Moody's and having a maturity of not more than one year from the date of acquisition.

         "Change of Control" means the occurrence of any of the following events:

         (i)      prior to the first public offering of Voting Stock of the Company, any other "person"
         (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) that does not include any member of the Initial Control Group has beneficial ownership of more of the total voting power of the Voting Stock of the Company than the Initial Control Group (for purposes of this clause (i), the Initial Control Group shall be deemed to beneficially own all Voting Stock of an entity (the "specified entity") held by any other entity (the "parent entity") so long as the Initial Control Group beneficially owns (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

         (ii)     following the first public offering of Voting Stock of the Company (A) any "person"
         (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, is or becomes the beneficial owner (as defined in clause
         (i) above), directly or indirectly, of more than 40% of the total voting power of the Voting
         Stock of the Company and (B) the Initial Control Group "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company, than such other person and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company (for purposes of this clause (ii), such other person shall be deemed to beneficially own all Voting Stock of a specified entity held by a parent entity, if such other person "beneficially owns" (as defined in clause (i) above), directly or indirectly, in the aggregate more than 40% of the voting power of the Voting Stock of such parent entity and the Initial Control Group "beneficially owns" (as defined in clause
         (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity); or

         (iii)    at any time after the first public offering of common stock of the Company, any person other than the Initial Control Group (or their designated board members), (A) (I) nominates one or more individuals for election to the Board of Directors of the Company and (II) solicits proxies, authorizations or consents in connection therewith and (B) such number of nominees elected to serve on the Board of Directors in such election and all previous elections after the first Issue Date represents a majority of the Board of Directors of the Company following such election.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commodity Hedging Agreements" means any futures contract or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in commodities prices.

         "Company" means Harborside Healthcare Corporation until a successor replaces it pursuant to this
Indenture and thereafter shall mean such successor corporation.

         "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period (A) plus (without duplication), to the extent deducted in computing such
Consolidated Net Income, (i) Consolidated Interest Expense and the amortization of debt issuance costs, commissions, fees and expenses of such Person and its Restricted Subsidiaries for such period, (ii) provision for taxes based on income or profits (including franchise taxes) of such Person and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, including amortization of inventory write-up under APB
16, amortization of intangibles (including goodwill and the noncash costs of Interest Rate Agreements, Commodity
Hedging Agreements or Currency Agreements, license agreements and non-competition agreements), noncash amortization of Capital Lease Obligations, and organization costs, (iv) noncash expenses related to the amortization of management fees paid on or prior to the Old Issue Date, (v) expenses and charges related to any equity offering or Incurrence of Debt permitted to be Incurred by this Indenture (including any such expenses or charges relating to the Recapitalization or the Financial Restructuring), (vi) the amount of any restructuring charge or reserve (including any such charge or reserve related to the Recapitalization or the Financial
Restructuring), (vii) unrealized gains and losses from hedging, foreign currency or commodities translations and transactions, (viii) expenses consisting of internal software development costs that are expensed during the period but could have been capitalized in accordance with GAAP, (ix) any write-downs, write-offs, and other noncash charges, items and expenses, (x) the amount of expense relating to any minority interest in a Restricted
Subsidiary, and (xi) costs of surety bonds in connection with financing activities, and (B) minus any cash payment for which a reserve or charge of the kind described in clauses (vi), (ix) or (x) of subclause (A) above was taken previously during such period.

         "Consolidated Coverage Ratio" means with respect to any Person for any period, the ratio of the
Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Consolidated
Interest Expense of such Person and its Restricted Subsidiaries for such period.  In the event that the Company or any of its Restricted Subsidiaries Incurs, assumes, Guarantees, redeems or repays any Debt (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Consolidated Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Coverage Ratio is made (the "Calculation Date"), then the Consolidated
Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, Guarantee, redemption
                                          ---------
or repayment of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.  For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments,
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acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Cash Flow, resulting therefrom, including because of reasonably anticipated cost savings) had occurred on the first day of the four-quarter reference period.  If since the beginning of such period any Person (that subsequently became a Restricted
Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger or consolidation or determined a discontinued operation, that would have required adjustment pursuant to this definition, then the Consolidated
Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment,
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acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period. For purposes of this definition, whenever pro forma effect is to be given to a
                                                                          ---------
transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the
                 ---------
Company.  If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense
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on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation
Date).  Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated net interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges Incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations relating to Interest Rate Agreements or Currency Agreements with respect to Debt, excluding, however, (A) amortization of
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debt issuance costs, commissions, fees and expenses, (B) customary commitment, administrative and transaction fees and charges and (C) expenses attributable to letters of credit or similar arrangements supporting insurance certificates issued to customers in the ordinary course of business), (ii) any interest expense on Debt of another Person that is Guaranteed by or secured by a Lien on assets of such Person or one of its Restricted
Subsidiaries (but only to the extent such Guarantee or Lien has then been called upon), and (iii) cash dividends paid in respect of any Preferred Stock of such Person or any Restricted Subsidiary of such Person held by Persons other than the Company or a Subsidiary, in each case, on a consolidated basis and in accordance with GAAP.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net
Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income of any Person that is not a Restricted Subsidiary or that
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is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary of such Person, (ii)
the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been permanently waived, (iii) except for purposes of calculating "Consolidated Cash Flow," the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) the cumulative effect of a change in accounting principles shall be excluded (effected either through cumulative effect adjustment or a retroactive application, in each case, in accordance with GAAP), (v) to the extent deducted in determining Net
Income, the fees, expenses and other costs Incurred in connection with the Recapitalization or the Financial
Restructuring, including payments to management contemplated by the Recapitalization Agreement, shall be excluded, and (vi) to the extent deducted in determining Net Income, any noncash charges resulting from any write-up, write-down or write-off of assets, of the Company and its Restricted Subsidiaries in connection with the Recapitalization or the Financial Restructuring, shall be excluded.

         "Credit Facilities" means, with respect to the Company, one or more debt facilities (including the
Existing Credit Facility) or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, synthetic lease financing, notes, receivables factoring or other financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Company or any Restricted Subsidiary is a party or of which it is a beneficiary.

         "Debt" means, with respect to any Person (without duplication), (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property, which purchase price is due more than six months after the date of placing such property in final service or taking final delivery thereof, or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness under clause (i) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), provided that the amount of
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indebtedness of such Person shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness of such other Persons, and (iii) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (i) of any other Person; provided,
                                                                                                   --------
however, that Debt shall not include (a) obligations of the Company or any of its Restricted Subsidiaries arising
-------
from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided,
                                                                                                --------
however, that (x) such obligations are not reflected on the balance sheet of the Company or any Restricted
Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (x))
and (y) the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its
Restricted Subsidiaries in connection with such disposition, (b) (A) obligations under (or constituting reimbursement obligations with respect to) letters of credit, performance bonds, surety bonds, appeal bonds, completion guarantees or similar instruments issued in connection with the ordinary course of business conducted by the Company, including letters of credit in respect of workers' compensation claims, security or lease deposits and self-insurance; provided, however, that upon the drawing of such letters of credit or other
                             --------  -------
instrument, such obligations are reimbursed within 30 days following such drawing, and (B) obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently
(except in the case of day-light overdrafts) drawn against insufficient funds in the ordinary course of business;
provided, however, that such obligations are extinguished within three Business Days of Incurrence, or (c)
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retentions in connection with purchasing assets in the ordinary course of business of the Company and its
Restricted Subsidiaries.  The amount of any Debt outstanding as of any date shall be the lesser of (i) the accreted value thereof, and (ii) the principal amount thereof, provided that the amount of Permitted Debt under
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clause (i) or (x) of the definition thereof, at the Company's election, but without duplication, may be reduced by the principal amount (not to exceed $7.5 million) of the note receivable issued to Harborside before the Old
Issue Date in connection with the leasing of certain nursing home facilities in the State of Connecticut.

         "Default" means any event that, with the passage of time or the giving of notice or both, would be an
Event of Default.

         "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

         "Designated Senior Debt" means (i) any Debt outstanding under the Existing Credit Facility and (ii) any other Senior Debt permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the
Holder thereof, in whole or in part, on or prior to the date on which the Securities mature; provided, however, that (A) if such Capital Stock is issued to any plan for the benefit of employees of the Company or its
Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations, (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04 of this Indenture, and (C) prior to the consummation of an initial public offering by the Company, no class of common stock of the Company, whether currently in existence or created after the date hereof, shall constitute Disqualified Stock solely because it is required to be redeemed to the extent that it does not exercise a right to "tag-along" with a sale of the Company's Class D
Common Stock, provided that the Company is required to issue to the purchaser of such Class D Common Stock a number of shares of any class of common stock equal to the number of shares that were redeemed, at a purchase price equal to the redemption price.  For the avoidance of doubt, neither Exchangeable Preferred Stock nor New
Preferred Stock shall be considered "Disqualified Stock."

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital
Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Debentures" means the Company's 13% Subordinated Exchange Debentures due 2008 issued in exchange for the New Preferred Stock and any Exchange Debentures issued as payments in kind interest thereon.

         "Exchange Debenture Indenture" means the indenture pursuant to which the Exchange Debentures are to be issued, as it may from time to time be amended or supplemented.

         "Exchange Offer" means the offer by the Company to exchange (i) Securities, warrants to purchase shares of the Company's Class A Common Stock and cash for all outstanding Old Notes and (ii) warrants to purchase shares of the Company's Class A Common Stock for all outstanding shares of the Exchangeable Preferred Stock.

         "Exchangeable Preferred Stock" means the Company's 13-1/2% Exchangeable Preferred Stock, as renamed and reclassified on or after the date of this Indenture.

         "Existing Credit Facility" means the collective reference to (a) the Credit Agreement, dated as of
August 11, 1998, among the Issuer and certain Subsidiaries of the Issuer named therein and the financial institutions named therein, any Credit Documents (as defined therein) and any related notes, collateral documents, letters of credit, participation agreements, guarantees and other documents part of or relating to the
Credit Documents, including any appendices, exhibits or Schedules to any of the foregoing (as the same may be in effect from time to time), and (b) the Synthetic Lease Facility described in the Credit Agreement, including the
Lease between a Subsidiary of the Issuer, as lessee, and the Delaware business trust named therein, as lessor
(the "Lessor"), the Credit Agreement among the Lessor and the financial institutions named therein, the
Participation Agreement among the parties to the Lease, the parties to the Credit Agreement, the Trustee of
Lessor, and the Investors in Lessor, and the additional Operative Agreements described in the Participation
Agreement, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may have been amended, modified, supplemented or restated
prior to the first Issue Date or may be amended, modified, supplemented or restated from time to time thereafter, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreements or other credit agreements or otherwise).  For purposes of this definition, capitalized terms used in this definition and not defined have the meanings given in the Existing Credit Facility.

         "Existing Debt" means Debt of the Company and its Restricted Subsidiaries (other than Debt under the
Existing Credit Facility) in existence on the Old Issue Date, until such amounts are repaid.

         "Financial Restructuring" means the various transactions contemplated by the Restructuring Agreement, including but not limited to the Exchange Offer, the solicitation by the Company of consents to amendments to the
Old Indenture and the certificate of designation for the Exchangeable Preferred Stock and the purchase by
Investcorp of New Preferred Stock and warrants to purchase the Company's Class A Common Stock, par value $0.01 per share.

         "Foreign Subsidiary" means any Subsidiary of the Company formed under the laws of any jurisdiction other than the United States or any political subdivision thereof substantially all of the assets of which are located outside of the United States or that conducts substantially all of its business outside of the United States.

         "Full Accretion Date" means August 1, 2004.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

                                       10

Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this
Indenture shall be computed in conformity with GAAP as in effect as of the Old Issue Date.

         "Government Securities" means non-callable direct obligations of, or obligations guaranteed by, the
United States of America for the payment of which guarantee or obligations the full faith and credit of the
United States is pledged.

         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

         "Guarantors" means (i) each of the Company's Subsidiaries on the first Issue Date, other than the
Subsidiary Non-Guarantors on such date and (ii) each Restricted Subsidiary that executes and delivers a Security
Guarantee after the first Issue Date, and their respective successors and assigns, in each case until released from its Security Guarantee in accordance with the terms of this Indenture.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under Interest
Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

         "Holder" or "Securityholder" means a Person in whose name a Security is registered in the register for the Securities.

         "HRI" means Harborside of Rhode Island L.P., a Massachusetts limited partnership, or its successor.

         "Incur", "Incurring" and "Incurred" means to, directly or indirectly, create, Incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise; provided, however, that
                                                                                        --------  -------
any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Initial Control Group" means Investcorp, its Affiliates, any Person acting in the capacity of an underwriter or initial purchaser in connection with a public or private offering of the Company's Capital Stock, any employee benefit plan of the Company or any of its Subsidiaries or any participant therein, a trustee or other fiduciary holding securities under any such employee benefit plan or any Permitted Transferee of any of the foregoing Persons.

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the
Company or any Restricted Subsidiary against fluctuations in interest rates.

         "Investcorp" means Investcorp S.A. and certain affiliates thereof.

                                       11

         "Investment Grade Securities" means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents) having maturities of not more than one year from the date of acquisition, (ii) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody's then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries having maturities of not more than one year from the date of acquisition, and (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment and/or distribution.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons
(including Affiliates) in the forms of direct or indirect loans (including Guarantees of Debt or other obligations, but excluding advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such
Subsidiary not sold or disposed of, in an amount determined as provided in the third to last paragraph of Section
4.04.

         "Investors" shall mean Investcorp and certain other international investors organized by Investcorp.

         "Issue Date" means the date on which any Securities are originally issued.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.
          --------

         "Liquidated Damages" shall have the meaning set forth in a Registration Rights Agreement.

         "Net Income" means, with respect to any Person and any period, the net income (or loss) of such Person for such period, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however, (i) any extraordinary or non-recurring gains or losses or charges and gains or losses (including any losses relating to the Financial Restructuring) or charges from the sale of assets outside the ordinary course of business, together with any related provision for taxes on such gain or loss or charges and (ii) deferred financing costs written off in connection with the early extinguishment of Debt; provided,
                                                                                                   --------

                                       12

however, that Net Income shall be deemed to include any increases during such period to shareholder's equity of
-------
such Person attributable to tax benefits from net operating losses and the exercise of stock options that are not otherwise included in Net Income for such period.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted
Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any noncash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium (if any) and interest on Debt that is not subordinated to the Securities required (other than required by clause (a) of the second paragraph of Section 4.06) to be paid as a result of such transaction, all distributions and other payments required to be made to minority interest holders in
Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with the asset disposed of in such transaction and retained by the Company after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

         "New Preferred Stock" means the Company's 13% Convertible Exchangeable Preferred Stock and any shares of the Company's 13% Convertible Exchangeable Preferred Stock issued as payment of dividends thereon.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages,
Guarantees and other liabilities payable under the documentation governing any Debt, in each case whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or Incurred, whether or not arising on or after the commencement of a proceeding under
Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Officers" means any of the following:  Chairman, President, Chief Executive Officer, Treasurer, Chief
Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President,
Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

         "Officers' Certificate" means a certificate signed by two Officers.

         "Old Indenture" means the Indenture dated as of July 31, 1998 between the Company, the Guarantors and the Trustee, as supplemented, modifies and amended by the First Supplemental Indenture to the Indenture dated as of August 11, 1998 and the Second Supplemental Indenture to the Indenture dated as of the date hereof.

         "Old Issue Date" means July 31, 1998.

                                       13

         "Old Notes" means the Company's 11% Senior Subordinated Discount Notes issued pursuant to the Old
Indenture.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the
Trustee.  The counsel may be an employee of or counsel to the Company or the Trustee.

         "Pari Passu Debt" means any Debt of the Company or any Guarantor that ranks pari passu with the
                                                                                     ---- -----
Securities or the relevant Security Guarantee.

         "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them.  The term "Paying Agent" includes any additional Paying Agent.

         "Payment" means, with respect to the Securities, any payment, whether in cash or other assets or property, of interest, principal (including redemption price and purchase price), premium, Liquidated Damages, or any other amount on, of or in respect of the Securities, any other acquisition of Securities and any deposit into the trust described in Article VIII.  The verb "pay" has a correlative meaning.

         "Permitted Investments" means (a) any Investment in the Company or in a Restricted Subsidiary (including in any Equity Interests of a Restricted Subsidiary); (b) any Investment in cash, Cash Equivalents or Investment
Grade Securities; (c) any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if
as a result of such Investment (i) such Person becomes a Restricted Subsidiary or (ii) such Person, in one transaction or a series of substantially concurrent related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a
Restricted Subsidiary; (d) any securities or other assets received or other Investments made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any other disposition of assets not constituting an Asset Sale; (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;
(f) loans or advances to employees (or guarantees of third party loans to employees) in the ordinary course of business; (g) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement); (h) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the
Company or such Restricted Subsidiary deems reasonable); (i) any Investment existing on the Old Issue Date or made pursuant to legally binding written commitments in existence on the Old Issue Date; (j) Investments in
Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements otherwise permitted under this
Indenture; and (k) additional Investments having an aggregate fair market value, taken together with all other
Investments made pursuant to this clause (k) that are at that time outstanding, not to exceed 15.0% of Total
Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

                                       14

         "Permitted Junior Securities" means debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all Senior Debt at least to the same extent that the Securities are subordinated to the payment of all Senior Debt on the first Issue Date, so long as (i) the effect of the use of this defined term in the subordination provisions described in Article X is not to cause the Securities to be treated as part of (a) the same class of claims as the Senior Debt or (b) any class of claims pari passu with, or senior to, the Senior Debt for any payment or distribution in any case or proceeding or similar event relating to the liquidation, insolvency, bankruptcy, dissolution, winding-up or reorganization of the Company and (ii) to the extent that any
Senior Debt outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash on such date, either (a) the holders of any such Senior Debt not so paid in full in cash have accepted as a class the terms of such plan of reorganization or readjustment or (b) such holders receive securities that constitute Senior Debt and that have been determined by the relevant court to constitute satisfaction in full in money or money's worth of any Senior Debt not paid in full in cash.

         "Permitted Liens" means (i) Liens securing Senior Debt of the Company and Guarantors and unsubordinated
Debt of a Subsidiary Non-Guarantor (in each case including related Obligations) that was permitted by the terms of this Indenture to be Incurred; (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on
property of a Person existing at the time such Person is merged into or consolidated with the Company or any
Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of
                                      --------
such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or a Restricted Subsidiary, as the case may be; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such
                                                                                            --------
Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those acquired; (v) banker's Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature Incurred in the ordinary course of business; (vi) without limitation of clause (i), Liens to secure Acquired Debt; (vii) Liens existing on the Old
Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate
                                                                   --------
provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (x)
carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations that are not yet due or that are bonded or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as the case may be, in accordance with GAAP; (xi)
pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation; (xii) easements (including reciprocal easement agreements), rights-of-way, building, zoning and

                                       15

similar restrictions, utility agreements, covenants, reservations, restrictions, encroachments, changes, and other similar encumbrances or title defects Incurred, or leases or subleases granted to others, in the ordinary course of business, that do not in the aggregate materially detract from the aggregate value of the properties of the Company and its Subsidiaries, taken as a whole, or in the aggregate materially interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and its Subsidiaries on the properties subject thereto, taken as a whole; (xiii) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit; (xiv) (A)
mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Company or any Restricted
Subsidiary of the Company has easement rights or on any real property leased by the Company or any Restricted
Subsidiary on the first Issue Date and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property; (xv) leases or subleases to third parties; (xvi) Liens in connection with workmen's compensation obligations and general liability exposure of the
Company and its Restricted Subsidiaries; (xvii) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default; (xviii) Liens securing Hedging Obligations entered into in the ordinary course of business; (xix) without limitation of clause (i), Liens securing Permitted
Refinancing Debt permitted to be Incurred under this Indenture or amendments or renewals of Liens that were permitted to be Incurred, provided, in each case, that (A) such Liens do not extend to an additional property or asset of the Company or a Restricted Subsidiary and (B) such Liens do not secure Debt in excess of the amount of
Permitted Refinancing Debt permitted to be Incurred under this Indenture or the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt (plus the amount of reasonable premium and fees and expenses Incurred in connection therewith) secured by the Lien being amended or renewed, as the case may be; (xx)
Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the
Company, provided that such Liens do not extend to any assets other than those of the Person that became a
         --------
Restricted Subsidiary of the Company, and (xxi) any provision for the retention of title to an asset by the vendor or transferor of such asset, which asset is acquired by the Company or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Company or such Restricted Subsidiary and for which kind of transaction it is normal market practice for such retention of title provision to be included.

         "Permitted Refinancing Debt" means any Debt of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Company or any of its Restricted Subsidiaries Incurred in compliance with Section 4.02(a) or
Section 4.02(b)(ii), (iii), (iv), (v) or (ix) of this Indenture, provided that:  (i) the principal amount (or
                                                                 --------
accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable premium and fees and expenses Incurred in connection therewith); (ii) in the case of term Debt, (1) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of (A) the Stated Maturity of those under the Debt being refinanced and (B) the maturity date of the Securities and (2) such Permitted Refinancing Debt has a Weighted

                                       16

Average Life to Maturity equal to or greater than the lesser of the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded and the Weighted Average Life to Maturity of the Securities; (iii) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the Holders of Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Debt is Incurred either by the
Company or by its Restricted Subsidiary who is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded. The Company may Incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that, upon the Incurrence
                                                                               --------
of such Permitted Refinancing Debt, the Company shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

         "Permitted Transferee" means, with respect to any Person, (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) the spouse, former spouse, lineal descendants, heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any such Person, (iii) a trust, the beneficiaries of which, or a corporation or partnership or limited liability company, the stockholders, general or limited partners or members of which, include only such
Person or his or her spouse, lineal descendants or heirs, in each case to whom such Person has transferred, or through which it holds, the beneficial ownership of any securities of the Company and (iv) any investment fund or investment entity that is a subsidiary of such Person or a Permitted Transferee of such Person.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Preferred Equity Interests" means Preferred Stock and all warrants, options or other rights to acquire
Preferred Stock (but excluding any debt security that is convertible into, or exchangeable for, Preferred Stock).

         "Preferred Stock" means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person. With respect to the Company, "Preferred Stock" includes the Exchangeable
Preferred Stock and the New Preferred Stock.

         "principal" of a Security means the principal of the Security plus the premium, if any, payable on the
Security that is due or overdue or is to become due at the relevant time.

         "Recapitalization" means the recapitalization of the Company pursuant to the Recapitalization Agreement and the financing transactions related thereto.

                                       17

         "Recapitalization Agreement" means the Agreement and Plan of Merger dated as of April 15, 1998 by and between the HH Acquisition Corp. and the Company, as amended.

         "Registration Rights Agreement" means with respect to any Additional Securities, any registration rights agreement entered into among the Company, the Guarantors and the relevant initial purchasers or underwriters, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Representative" means any agent or representative in respect of any Designated Senior Debt; provided
                                                                                                      --------
that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an
Unrestricted Subsidiary.

         "Restructuring Agreement" means that certain Agreement, dated as of March 13, 2001, among the Company,
Investcorp and certain holders of the Company's 11% Senior Subordinated Discount Notes due 2008 and Exchangeable
Preferred Stock.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means any Debt of the Company or any Subsidiary secured by a Lien.

         "Securities" has the meaning stated in the recital of this Indenture and more particularly means any
Securities authenticated and delivered under this Indenture.  From and after the issuance of any Additional
Securities (but not for purposes of determining whether such issuance is permitted hereunder), "Securities" shall include such Additional Securities for purposes of this Indenture.  All Securities, including any such Additional
Securities, shall vote together as one series of Securities under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" or "Custodian" means the custodian with respect to any Global Security (as appointed by the Depository), or any successor entity thereto covered in Section 2.03.

         "Security Guarantee" means the Guarantee by each Guarantor of the Company's Obligations under the
Securities pursuant to Article XI.

         "Senior Debt" means (i) all Debt of the Company or any Guarantor outstanding under the Existing Credit
Facility and all Hedging Obligations with respect thereto, (ii) any other Debt (including Acquired Debt)
permitted to be Incurred by the Company or any Guarantor pursuant to Section 4.03, unless the instrument under which such Debt is Incurred expressly provides that it is on a parity with or subordinated in right of payment to

                                       18

the Securities or the relevant Security Guarantee and (iii) all Obligations with respect to the foregoing.
Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (v) any liability for federal, state, local or other taxes owed or owing by the Company, (w) any Debt of the Company or any Guarantor
to any of its Subsidiaries, officers, employees or other Affiliates (other than Debt under any Credit Facility to any such Affiliate), (x) any trade payables, (y) that portion of Debt Incurred in violation of Section 4.03 (but as to any such Debt under any Credit Facility, such violation shall be deemed not to exist for purposes of this clause (y) if the lenders have obtained a representation from a Senior Officer of the Company to the effect that the issuance of such Debt does not violate such covenant) or (z) any Debt or obligation of the Company or any
Guarantor that is expressly subordinated in right of payment to any other Debt or obligation of the Company or such Guarantor, as applicable, including any Subordinated Debt of the Company.  For the avoidance of doubt, the
Securities will constitute "Senior Debt" under the Old Indenture and, therefore, will be senior in right of payment to the Old Notes.

         "Senior Officer" means the Chief Executive Officer or the Chief Financial Officer of the Company.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in
Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Old Issue Date.

         "Specified Affiliate Payments" means:

         (i)      the repurchase, redemption or other acquisition or retirement for value of any Equity
         Interests of the Company or any Restricted Subsidiary of the Company held by any future, present or former employee, director, officer or consultant of the Company (or any of its
         Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid for all such repurchased, redeemed,
                       --------
         acquired or retired Equity Interests shall not exceed $3.0 million in any calendar year and no payment default on Senior Debt or the Securities shall have occurred and be continuing;
         provided further that such amount in any calendar year may be increased by an amount not to
                  -------
         exceed (A) the cash proceeds received by the Company (including by way of capital contribution)
         since the Old Issue Date from the sale of Equity Interests of the Company to employees, directors, officers or consultants of the Company or its Subsidiaries that occurs in such calendar year (it being understood that such cash proceeds shall be excluded from clause
         (c)(ii) of Section 4.04(a)) plus (B) the cash proceeds from key man life insurance policies received by the Company and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby); and provided further
                                                                                     -------- -------
         that cancellation of Debt owing to the Company from employees, directors, officers or consultants of the Company or any of its Subsidiaries in connection with a repurchase of Equity
         Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this Indenture;

                                       19

         (ii)     repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

         (iii)    payments by the Company to shareholders or members of management of the Company and its Subsidiaries in connection with the Recapitalization; and

         (iv)     payments or transactions permitted under clause (5) of Section 4.07(b);

         "Stated Maturity" means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

         "Subordinated Debt" means any Debt of the Company or any Guarantor (whether outstanding on the first
Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Securities or the applicable Security Guarantee pursuant to written agreement.

         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that
Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such
Person or of one or more Subsidiaries of such Person (or any combination thereof). Unless the context otherwise requires, "Subsidiary" refers to a Subsidiary of the Company.

         "Subsidiary Non-Guarantors" means (i) each of the Subsidiaries of the Company on the first Issue Date that do not issue or are released from a Security Guarantee, (ii) each Unrestricted Subsidiary, and (iii) each
Restricted Subsidiary formed or acquired after the first Issue Date that does not execute and deliver or is released from a Security Guarantee.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.ss.ss. 77aaa-77bbbb) as in effect on the date of this
                                                         ------
Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date,
           --------  -------
"TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

         "Total Assets" means, at any time, the total consolidated assets of the Company and its Restricted
Subsidiaries at such time.

         "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical
Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date
(or, if such Statistical Release is no longer published, any publicly available source or similar market data))
most nearly equal to the period from the redemption date to August 1, 2002, provided, however, that if the period
                                                                            --------  -------

                                       20

from the redemption date to August 1, 2002 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation
(calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to August 1, 2002 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer this Indenture.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "Unrestricted Subsidiary" means (i) any Subsidiary that is designated by the Board of Directors as an
Unrestricted Subsidiary pursuant to a Board Resolution, and (ii) any Subsidiary of an Unrestricted Subsidiary;
but in the case of any Subsidiary referred to in clause (i) (or any Subsidiary of any such Subsidiary) only to the extent that such Subsidiary:  (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (b) except in the case of a
Foreign Subsidiary, is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results.  Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the
Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.04.  If, at any time, any Unrestricted Subsidiary referred to in clause (ii) of the first sentence of this definition (or any Subsidiary thereof) would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Debt of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Debt is not permitted to be Incurred as of such date pursuant to Section 4.03, the Company shall be in default of such covenant).  The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a
Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Debt by a Restricted
                       --------
Subsidiary of the Company of any outstanding Debt of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Debt is permitted by Section 4.03, calculated on a pro forma basis as if such
                                                                            ---------
designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of
Default would be in existence following such designation.

                                       21

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person, excluding, however, New Preferred
Stock.

         "Weighted Average Life to Maturity" means, when applied to any Debt at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Debt.

         "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares)
shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.

         SECTION 1.02.  Other Definitions.
                        -----------------

                           Term
                           ----

                                                                                Defined in Section
                                                                                ------------------

"Affiliate Transaction"                                                          4.07
"Agent Members"                                                                  2.07(a)
"Asset Sale Offer"                                                               4.06
"Bankruptcy Law"                                                                 6.01
"Change of Control Offer"                                                        3.09(a)
"Change of Control Payment"                                                      4.08(a)
"Covenant Defeasance"                                                            8.01(c)
"Custodian"                                                                      6.01
"estate"                                                                         8.02(f)
"Event of Default"                                                               6.01
"Excess Proceeds"                                                                4.06
"Excess Proceeds Offer"                                                          3.09(a)
"Global Securities"                                                              2.01
"Global Securities Legend"                                                       2.02
"Guaranteed Obligations"                                                         11.01
"Guarantor non-payment default"                                                  12.03
"Guarantor Payment Blockage Notice"                                              12.03
"Guarantor payment default"                                                      12.03
"Indemnified Party"                                                              7.07
"Legal Defeasance"                                                               8.01(b)
"Legal Holiday"                                                                  13.08
"non-payment default"                                                            10.03
"Notice of Default"                                                              6.01
"Offer Amount"                                                                   3.09(a)
"Offer Period"                                                                   3.09(a)
"Old Indenture"                                                                  preamble

                                       22

"Old Notes"                                                                      preamble
"Option of Holder to Elect Purchase"                                             3.09
"Payment Blockage Notice"                                                        10.03
"payment default"                                                                10.03
"Permitted Debt"                                                                 4.03(b)
"Physical Securities"                                                            2.01
"Purchase Date"                                                                  3.09(a)
"Registrar"                                                                      2.04
"Repurchase Offer"                                                               3.09(a)
"Restricted Payments"                                                            4.04(a)
"Security Register"                                                              2.04
"Trustee"                                                                        8.03

         SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.  This Indenture is subject to the
                        -------------------------------------------------
mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture.  The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Security holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on this Indenture securities means the Company, each Guarantor and any other obligor under this Indenture.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.04.  Rules of Construction.  Unless the context otherwise requires:
                        ---------------------

         (1)      a term has the meaning assigned to it;

         (2)      an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3)      "or" is not exclusive;

         (4)      "including" means including without limitation;

         (5)      words in the singular include the plural and words in the plural include the singular;

                                       23

         (6)      unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

         (7)      the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Company dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Debt; and

         (8)      the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                                    ARTICLE II

                                                  THE SECURITIES
                                                  --------------

         SECTION 2.01.  Form and Dating.  The Securities and the Trustee's certificate of authentication shall be
                        ---------------
substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, except that Securities not in the form of
Global Securities ("Physical Securities") shall not bear the Global Securities Legend.  The Securities may have
                    -------------------
notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage.  The Company shall approve the form of the Securities and any notation, legend or endorsement on the
Securities.  Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the form of the Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Except as otherwise required by the terms of the Exchange Offer, Securities shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in
Exhibit A (the "Global Securities"), registered in the name of the nominee of the Depositary, deposited with the
                -----------------
Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  The aggregate principal amount at maturity of the U.S. Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

         The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

                                       24

         SECTION 2.02.  Global Securities Legend.  Each Global Security shall bear the following legend (the
                        ------------------------
"Global Securities Legend") on the face thereof:
-------------------------

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
                  TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
                  PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH
                  OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
                  COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
                  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY
                  TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
                  WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART,
                  TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

         SECTION 2.03.  Execution, Authentication and Denominations.  Subject to Section 4.03, the aggregate
                        -------------------------------------------
principal amount at maturity of Securities which may be authenticated and delivered under this Indenture is unlimited.  The Securities shall be executed by one or more Officers of the Company.  The signature of these
Officers on the Securities may be by facsimile or manual signature in the name and on behalf of the Company.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a written order of the Company authenticate for original issue
Securities in the aggregate principal amount at maturity specified in such order; provided that the Trustee shall
                                                                                  --------
be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Securities.  Such written order of the Company shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in case of an issuance of Securities pursuant to Section 2.15, shall certify that such issuance is in compliance with Article
Four.

                                       25

         The Trustee may appoint an authenticating agent to authenticate Securities.  Any such appointment shall be evidenced by an instrument signed by the Trustee, a copy of which shall be furnished to the Company.  An authenticating agent may authenticate Securities whenever the Trustee may do so unless limited by the terms of such appointment.  Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent.  An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

         The Securities shall be issuable only in registered form without coupons and only in denominations of
$1,000 in principal amount at maturity and any integral multiple thereof.

         SECTION 2.04.  Registrar and Paying Agent.  The Company shall maintain an office or agency where
                        --------------------------
Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency
                                                                               ---------
where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and
                                                    ------------
demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York.  The Company shall cause the Registrar to keep a register of the
Securities and of their transfer and exchange (the "Security Register").  The Security Register shall be in
                                                    -----------------
written form or any other form capable of being converted into written form within a reasonable time.  The
Company may have one or more co-Registrars and one or more additional Paying Agents.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this
Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The
Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent.  If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands.  The Company may remove any Agent upon written notice to such Agent and the Trustee;
provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor
Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso.  The
Company, any domestically organized Wholly Owned Restricted Subsidiary of the Company, or any Affiliate of any of
them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

         The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notice and demands.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIAss.312(a).  If the
Trustee is not the Registrar, the Company shall furnish to the Trustee as of each regular record date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the
Security Register, including the aggregate principal amount at maturity of Securities held by each Holder.

                                       26

         SECTION 2.05.  Paying Agent to Hold Money in Trust.  Not later than 11:00 a.m. (New York City time) on
                        -----------------------------------
each due date of the principal, premium and Liquidated Damages, if any, and interest on any Securities, the
Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium and Liquidated Damages, if any, and interest so becoming due.  The Company shall require each
Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium and Liquidated Damages, if any, and interest on the Securities (whether such money has been paid to it by the
Company or any other obligor on the Securities), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying
Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the
Trustee.  If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium and Liquidated Damages, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium and Liquidated Damages, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

         SECTION 2.06.  Transfer and Exchange.  The Securities are issuable only in registered form.  A Holder
                        ---------------------
may register the transfer of a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such registration of transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register.  Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company or the Trustee shall treat the Person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global
Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.  When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the
Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder).  To permit registrations of transfers and exchanges, the Company shall execute and the
Trustee shall authenticate Securities at the Registrar's request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax assessments or similar governmental charge payable in connection

                                       27

therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.06 or 9.05).

         The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         SECTION 2.07.  Book-Entry Provisions for Global Securities.  (a)  The Global Securities initially shall
                        -------------------------------------------
(i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary,
(ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear the Global Securities Legend.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this
                                                          -------------
Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.
Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the
Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b)      Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Securities may be transferred in accordance with the rules and procedures of the Depositary.  In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Securities, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Securities or the Offshore Global Securities,
as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice,
(ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the
Depositary or (iii) in accordance with the rules and procedures of the Depositary.

         (c)      In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of such Global Security in an amount equal to the principal amount at maturity of the beneficial interest in such Global Security to be transferred, and the
Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

         (d)      In connection with the transfer of the Global Securities, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Global Securities shall be deemed to be surrendered to the
Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Securities an

                                       28

equal aggregate principal amount at maturity of Physical Securities of authorized denominations.

         (e)      The registered holder of a Global Security may grant proxies and otherwise authorize any
Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         SECTION 2.08.  Intentionally Omitted.
                        ---------------------

         SECTION 2.09.  Replacement Securities.  If a mutilated Security is surrendered to the Trustee or if the
                        ----------------------
Holder claims that the Security has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met.  If required by
                                   --------
the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the
Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge such Holder for its expenses and the expenses of the
Trustee in replacing a Security.  In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

         Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

         SECTION 2.10.  Outstanding Securities.  Securities outstanding at any time are all Securities that have
                        ----------------------
been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

         If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the
Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

         If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

         A Security does not cease to be outstanding because the Company or one of its Affiliates holds such
Security.

         SECTION 2.11.  Temporary Securities.  Until definitive Securities are ready for delivery, the Company
                        --------------------
may prepare and execute and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities.  If temporary Securities are issued, the Company will cause definitive

                                       29

Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.04, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount at maturity of definitive Securities of authorized denominations.  Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 2.12.  Cancellation.  The Company at any time may deliver to the Trustee for cancellation any
                        ------------
Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold.  The Registrar and the Paying Agent shall forward to the Trustee any
Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee shall cancel all
Securities surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

         SECTION 2.13.  CUSIP Numbers.  The Company in issuing the Securities may use "CUSIP", "CINS" or "ISIN"
                        -------------
numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice
                                                                               --------
shall state that no representation is made as to the correctness of such numbers either as printed on the
Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.  The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Securities.

         SECTION 2.14.  Defaulted Interest.  If the Company defaults in a payment of interest on the Securities,
                        ------------------
it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.  The Company may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the
Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

         SECTION 2.15.  Issuance of Additional Securities.  The Company may, subject to Section 4.03 of this
                        ---------------------------------
Indenture and applicable law, issue Additional Securities under this Indenture.  The Securities issued on the first Issue Date and any Additional Securities subsequently issued shall be treated as a single class for all purposes under this Indenture.

                                       30

                                                    ARTICLE III

                                                    REDEMPTION
                                                    ----------

         SECTION 3.01.  Notices to Trustee.  If the Company elects to redeem Securities pursuant to Section 3.07,
                        ------------------
it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

         The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period.  Such notice shall be accompanied by an
Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee.  Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.02.  Selection and Notice.  If less than all of the Securities are to be redeemed at any time,
                        --------------------
selection of Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis (among the Securities and any Additional Securities as one class), by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities in a principal amount at
                                                            --------
maturity of $1,000 or less shall be redeemed in part.  If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed.  On and after the redemption date, interest and Liquidated Damages, if any, cease to accrue on
Securities or portions of them called for redemption (or, if such redemption date is prior to the Full Accretion
Date, Accreted Value of the Securities will cease to accrete).

         SECTION 3.03.  Notice.  Notices of redemption shall be mailed by first class mail at least 30, but not
                        ------
more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address.  Notices of redemption may not be conditional.  The Trustee shall notify the Company promptly of the
Securities or portions of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1)      the redemption date;

         (2)      the redemption price;

         (3)      the name and address of the Paying Agent;

         (4)      that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                                       31

         (5)      if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

         (6)      that, unless the Company defaults in making such redemption payment or the Paying
         Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

         (7)      the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed;

         (8)      the CUSIP number, if any, printed on the Securities being redeemed; and

         (9)      that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Company's request (which may be revoked at any time in writing prior to the time at which the
Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the
Company's name and at the Company's expense.  In such event, the Company shall provide the Trustee with the information required by this Section.

         SECTION 3.04.  Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called
                        ------------------------------
for redemption become due and payable on the redemption date and at the redemption price stated in the notice.
Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest and Liquidated Damages, if any, to the redemption date; provided that if the redemption
                                                                              --------
date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date.  If mailed in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.05.  Deposit of Redemption Price.  Prior to 10:00 a.m., New York City time, on the redemption
                        ---------------------------
date, the Company shall deposit with the Paying Agent (or, if the Company or a Wholly Owned Restricted Subsidiary
is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Company to the
Trustee for cancellation.

         SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the
                        ---------------------------
Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

         SECTION 3.07.  Optional Redemption.  (a)  Except as described in Section 3.07(b), the Securities will
                        -------------------
not be redeemable at the Company's option prior to August 1, 2002.  Thereafter, the Securities will be subject to

                                       32

redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of Accreted Value) set forth below plus in the case of a redemption after August 1, 2004, accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                  Year                                          Percentage
                  ----                                          ----------

                  2002.....................................     106.000%
                  2003.....................................     103.000%
                  2004 and thereafter......................     100.000%

         (b)      At any time on or prior to August 1, 2002, the Securities may be redeemed as a whole but not in part at the option of the Company upon the occurrence of a Change of Control, upon not less than 30 nor more than
60 days' prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100% of the Accreted Value thereof (determined at the redemption date) plus the Applicable Premium, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

         SECTION 3.08.  Intentionally Omitted.
                        ---------------------

         SECTION 3.09.  Repurchase Offers.  (a)  In the event that the Company shall be required to commence an
                        -----------------
offer to all Holders to purchase Securities (a "Repurchase Offer") pursuant to Section 4.06 hereof (an "Excess
Proceeds Offer") or pursuant to Section 4.08 hereof (a "Change of Control Offer") the Company shall follow the procedures specified in this Section 3.09:

         (i)      Within 30 days after (A) a Change of Control (unless (1) the Company is not required to make such offer pursuant to Section 4.08(c) or (2) all Securities have been called for redemption pursuant to Section 3.07(a) or 3.07(b)) or (B) the Company is required to make an
         Asset Sale Offer pursuant to Section 4.06, the Company shall (x) commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement
         (the "Offer Period") and (y) send, by first class mail, a notice to the Trustee and each of the
         Holders which shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to such Repurchase Offer.  The notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the
         Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

                           (A)      that the Repurchase Offer is being made pursuant to this Section 3.09 and
                  Section 4.06 or 4.08, as the case may be, as applicable;

                           (B)      the principal amount of Securities required to be purchased pursuant to
                  Section 4.06, in case of an Excess Proceeds Offer, or that the Company is required to offer to

                                       33

                  purchase all of the outstanding principal amount of Securities, in the case of a Change of
                  Control Offer (such amount, the "Offer Amount"), the purchase price and, that on the date specified in such notice (the "Purchase Date"), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, the Company shall repurchase all
                  Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06 or
                  4.08, as applicable;

                           (C)      that any Security not tendered or accepted for payment shall continue to accrue interest;

                           (D)      that, unless the Company defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase
                  Date;

                           (E)      that Holders electing to have a Security purchased pursuant to a Repurchase
                  Offer may elect to have all or any portion of such Security purchased;

                           (F)      that Holders electing to have a Security purchased pursuant to any Repurchase
                  Offer shall be required to surrender the Security, with the form entitled "Option of Holder to
                  Elect Purchase" on the reverse of the Security, or such other customary documents of surrender and transfer as the Company may reasonably request, duly completed, or transfer by book-entry transfer, to the Company, the Depositary or the Paying Agent at the address specified in the notice prior to the Purchase Date;

                           (G)      that Holders shall be entitled to withdraw their election if the Company, the
                  Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

                           (H)      that, in the case of an Excess Proceeds Offer, if the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Company so that only
                  Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

                           (I)      that Holders whose Securities are purchased only in part shall be issued new
                  Securities equal in principal amount to the unpurchased portion of the Securities surrendered
                  (or transferred by book-entry transfer); and

                           (J)      the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                                       34

         (ii)     On (or at the Company's election, before) the Purchase Date, the Company shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Excess Proceeds Offer, the Securities or portions thereof tendered pursuant to the
         Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the
         Offer Amount have been tendered, all Securities tendered, and shall deliver to the Trustee an
         Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09, (B) deposit with the
         Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers' Certificate stating the aggregate principal amount of
         Securities or portions thereof being purchased by the Company.  The Company, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Excess
         Proceeds Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee, upon written request from the Company, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the
         Securities so surrendered, provided that each such new Security shall be in a principal amount
                                    --------
         of $1,000 or an integral multiple thereof.  Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof.  On the Purchase Date, all Securities purchased by the Company shall be delivered to the Trustee for cancellation.  All Securities or portions thereof purchased pursuant to the Repurchase Offer will be canceled by the Trustee.
         The Company shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter.

         If the Company complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased.  If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Security was registered at the close of business on such record date.  If any Security called is not repurchased upon surrender because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the
Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

         (b)      The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer.  To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this Section 3.09, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                                       35

         (c)      Prior to complying with the provisions of this Section 3.09, but in any event within 90 days following a Change of Control Offer or Asset Sale Offer, as applicable, the Company shall either repay all outstanding Senior Debt of the Company or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt of the Company to permit the repurchase of Securities required by this Section 3.09 and
Section 4.06 or 4.08, as applicable.

         (d)      Once notice of repurchase is mailed in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Excess Proceeds Offer, if the Company is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Company may be required to purchase pursuant to Section 3.02 and/or 4.06 hereof, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein.  A notice of repurchase may not be conditional.

         (e)      Other than as specifically provided in this Section 3.09 or Section 4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.02 and 3.06 hereof.

         SECTION 3.10.  No Sinking Fund.  There shall be no sinking fund for the payment of principal on the
                        ---------------
Securities to the Securityholders.

                                                    ARTICLE IV

                                                     COVENANTS
                                                     ---------

         SECTION 4.01.  Payment of Securities.  The Company shall promptly pay the principal of and interest on
                        ---------------------
the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent (but only if other than the Company or a Wholly Owned Restricted Subsidiary) holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the
Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

         The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         SECTION 4.02.  Reports.  Notwithstanding that the Company may not be required to remain subject to the
                        -------
reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act, the Company will file with the SEC, and provide within 15 days after the Company is required to file the same with the SEC, the Trustee and the Holders with the annual reports and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act.  In the event the Company is not permitted to file such reports, documents and information with the SEC, the Company will provide substantially similar information to the Trustee and the Holders, as if the Company were subject to the reporting requirements

                                       36

of Section 13 or 15(d) of the Exchange Act.  The Company also shall comply with the other provisions of TIAss.
314(a).

         SECTION 4.03.  Incurrence of Debt and Issuance of Preferred Stock.  (a)  The Company shall not, and
                        --------------------------------------------------
shall not permit any of its Restricted Subsidiaries to, Incur any Debt and the Company and Guarantors shall not issue any Disqualified Stock and shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that the Company and its Restricted Subsidiaries may
                                     --------  -------
Incur Debt or issue shares of Disqualified Stock, if the Consolidated Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is Incurred or such Disqualified Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds
                                       ---------                    ---------
therefrom), as if the additional Debt had been Incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

         (b)      The provisions of Section 4.03(a) shall not apply to the Incurrence of any of the following items of Debt (collectively, "Permitted Debt"):

                           (i)      the Incurrence of term and revolving Debt, letters of credit (with letters of credit being deemed to have a principal amount equal to the undrawn face amount thereof) and other Debt under Credit Facilities (including Guarantees by the Company or any of its
                  Subsidiaries of synthetic lease drawings and other loans under the Existing Credit Facility or of other Debt under Credit Facilities); provided that the aggregate principal amount of such
                                                          --------
                  Debt outstanding pursuant to this clause (i) does not exceed an amount equal to $150.0 million;

                           (ii)     the Incurrence by the Company and its Restricted Subsidiaries of Existing Debt;

                           (iii)    the Incurrence by the Company of Debt represented by the Old Notes and the
                  Securities, by the guarantors of the Old Notes represented by their guarantees of the Old Notes and by the Guarantors of Debt represented by the Security Guarantees;

                           (iv)     the Incurrence by the Company or any of its Restricted Subsidiaries of
                  Acquired Debt;

                           (v)      the Incurrence by the Company or any of its Restricted Subsidiaries of
                  Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt (other than intercompany Debt) that was permitted by this Indenture to be Incurred;

                           (vi)     the Incurrence by the Company or any of its Restricted Subsidiaries of
                  intercompany Debt or Preferred Stock owed or issued to and held by the Company and any of its
                  Restricted Subsidiaries, provided, however, that (X) any such Debt of the Company shall be
                                           --------  -------
                  subordinated and junior in right of payment to the Securities and (Y) (A) any subsequent

                                       37

                  issuance or transfer of Equity Interests or other action that results in any such Debt or
                  Preferred Stock being held by a Person other than the Company or a Restricted Subsidiary and
                  (B) any sale or other transfer of any such Debt or Preferred Stock to a Person that is neither the Company nor a Restricted Subsidiary shall be deemed, in each case, to constitute an
                  Incurrence of such Debt or issuance of such Preferred Stock by the Company or such Restricted
                  Subsidiary, as the case may be, that was not permitted by this clause (vi);

                           (vii)    the Incurrence by the Company or any of its Restricted Subsidiaries of Hedging
                  Obligations that are Incurred (A) principally for the purpose of fixing or hedging interest rate risk with respect to any floating rate Debt that is permitted by the terms of this
                  Indenture to be outstanding or (B) principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk Incurred in the ordinary course of business;

                           (viii)   the guarantee by the Company or any Guarantor of Debt of the Company or a
                  Restricted Subsidiary of the Company that was permitted to be Incurred by another provision of this Section 4.03;

                           (ix)     Debt of the Company in respect of Exchange Debentures issued as payment in kind interest on Exchange Debentures issued upon the exchange of New Preferred Stock, to the extent such interest payments are made pursuant to the terms of the Exchange Debenture
                  Indenture; provided the issuance of the Exchange Debentures upon such exchange was otherwise permitted by this covenant at the time of such exchange; and

                           (x)      the Incurrence by the Company or any of its Restricted Subsidiaries of
                  additional Debt (which may comprise Debt under the Existing Credit Facility) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding pursuant to this clause (x) not to exceed an amount equal to $20.0 million.

         For purposes of determining compliance with this Section 4.03, in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) above or is entitled to be Incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify such item of Debt in any manner that complies with this covenant and such item of Debt will be treated as having been
Incurred pursuant to only one of such clauses or pursuant to Section 4.03(a).  Accrual of interest and the accretion of accreted value will be deemed not to be an Incurrence of Debt for purposes of this Section 4.03.

         SECTION 4.04.  Restricted Payments.  (a)  The Company shall not, and will not permit any of its
                        -------------------
Restricted Subsidiaries to, directly or indirectly:

                           (i)      declare or pay any dividend or make any other distribution (including any payment in connection with any merger or consolidation) on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (other than dividends or distributions payable in

                                       38

                  Equity Interests (other than Disqualified Stock) and dividends payable to the Company or any
                  Restricted Subsidiary);

                           (i)      purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation) any Equity Interests of the Company (or any
                  Restricted Subsidiary held by Persons other than the Company or any Restricted Subsidiary);

                           (iii)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Debt of the Company (other than the Old
                  Notes on terms no more favorable that those contemplated by the Exchange Offer), except (A) a payment of interest, principal or other related Obligations at Stated Maturity and (B) the purchase, repurchase or other acquisition or retirement of Subordinated Debt of the Company in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

                           (iv)     make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of, and after giving effect to, such Restricted Payment:

                  (1)      no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof,

                  (2)      the Company would, at the time of such Restricted Payment and after giving pro forma
                                                                                                      ---------
         effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to Incur at least $1.00 of additional Debt pursuant to the
         Consolidated Coverage Ratio test set forth in Section 4.03(a), and

                  (3)      such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Old Issue
         Date (excluding Restricted Payments permitted by Section 4.04(b)(ii), Section 4.04(b)(iii)(A), Section
         4.04(b)(iv), Section 4.04(b)(v), Section 4.04(b)(vi)(A) and Section 4.04(b)(vii), but including all other Restricted Payments permitted by Section 4.04(b)), is less than the sum (without duplication) of

                           (i)      50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the fiscal quarter during which the Old Issue Date occurred to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such
                  Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                                       39

                           (ii)     100% of the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Subsidiary) of, or from capital contributions with respect to, Equity
                  Interests of the Company (other than Disqualified Stock), in either case after the Old Issue
                  Date, plus

                           (iii)    the aggregate principal amount (or accreted value, if less) of Debt or
                  Disqualified Stock of the Company or any Restricted Subsidiary issued since the Old Issue Date
                  (other than to a Restricted Subsidiary) that has been converted into Equity Interests (other than Disqualified Stock) of the Company, plus

                           (iv)     100% of the aggregate net cash received by the Company or a Restricted
                  Subsidiary of the Company since the Old Issue Date from (A) Restricted Investments, whether through interest payments, principal payments, dividends or other distributions or payments, or the sale or other disposition (other than to the Company or a Restricted Subsidiary) thereof made by the Company and its Restricted Subsidiaries and (B) a cash dividend from, or the sale
                  (other than to the Company or a Restricted Subsidiary) of the stock of, an Unrestricted
                  Subsidiary, plus

                           (v)      upon the redesignation of an Unrestricted Subsidiary as a Restricted
                  Subsidiary, the fair market value of the Investments of the Company and its Restricted
                  Subsidiaries (other than such Subsidiary) in such Subsidiary.

         (b)      The provisions of Section 4.04(a) shall not prohibit:

                           (i)      the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Section 4.04;

                           (ii)     the redemption, repurchase, retirement, defeasance or other acquisition of any
                  Equity Interests or Subordinated Debt in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of, other
                  Equity Interests (other than any Disqualified Stock) of, or a capital contribution to, the
                  Company (including the conversion of New Preferred Stock into common stock of the Company);
                  provided that the amount of any such net cash proceeds that are utilized for any such
                  --------
                  redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from
                  Section 4.04(a)(iv)(3)(ii);

                           (iii)    the redemption, repurchase, retirement, defeasance or other acquisition of (A)
                  Subordinated Debt made by an exchange for, or with the net cash proceeds from an Incurrence of,
                  Permitted Refinancing Debt or (B) Subordinated Debt (including Exchange Debentures) or
                  Preferred Equity Interests (other than Subordinated Debt or Preferred Equity Interests held by
                  Affiliates of the Issuer) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt or the certificate of designation governing such
                  Preferred Equity Interests, as the case may be, but only (x) if the Company shall have complied

                                       40

                  with Section 4.06 or 4.08, as the case may be, and repurchased all Securities tendered pursuant to the offer required by such covenants prior to purchasing or repaying such Subordinated Debt or Preferred Equity Interests, as the case may be, (y) in the case of an Asset Sale, to the extent of the remaining Excess Proceeds offered to Holders pursuant to the Asset Sale Offer and
                  (z) within six months after the date such offer is consummated;

                           (iv)     the payment of any dividend by a Restricted Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis;

                           (v)      to the extent constituting Restricted Payments, the Specified Affiliate
                  Payments;

                           (vi)     the payment of any regular quarterly dividends in respect of the New Preferred
                  Stock in the form of additional shares of New Preferred Stock having the terms and conditions set forth in the Certificate of Designation for the New Preferred Stock as in effect on the first Issue Date;

                           (vii)    the exchange of New Preferred Stock for Exchange Debentures in accordance with the terms of the Certificate of Designation for the New Preferred Stock as in effect on the first Issue Date, provided that such exchange is permitted by Section 4.03; and
                                    --------

                           (viii)   payments in an aggregate amount not to exceed $10.0 million, provided that such payments (A) do not constitute Restricted Payments to purchase, redeem, defease or otherwise acquire or retire for value, (I) any Old Notes or (II) any Subordinated Debt or
                  Preferred Equity Interests held by Affiliates of the Issuer and (B) are not of the kind specified in clause (i) of the definition of "Specified Affiliate Payments."

         The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or an Event of Default.  For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated, to the extent they do not constitute Permitted Investments at the time such
Subsidiary became an Unrestricted Subsidiary, will be deemed to be Restricted Payments made at the time of such designation.  The amount of such outstanding Investments will be equal to the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted
Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company.  Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

         The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such
Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The fair market value of any

                                       41

noncash Restricted Payment shall be determined in good faith by the Board of Directors of the Company.

         In making the computations required by this covenant, (i) the Company or the relevant Restricted
Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and
(ii) the Company or the relevant Restricted Subsidiary will be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company and the Restricted
Subsidiary that are available on the date of determination.  If the Company makes a Restricted Payment that, at the time of the making of such Restricted Payment, would, in the good faith determination of the Company or any
Restricted Subsidiary, be permitted under the requirements of this Indenture, such Restricted Payment will be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's or any Restricted Subsidiary's financial statements affecting Consolidated Net Income of the Company for any period.

         For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by
Sections 4.07(b)(3), 4.07(b)(4) and 4.07(b)(5) shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

         SECTION 4.05.  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.  The Company
                        -------------------------------------------------------------------------
shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its
Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Debt owed to the Company or any of its Restricted Subsidiaries, (ii)
make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

         (1)      Existing Debt,

         (2)      this Indenture, the Securities, the Additional Securities, the New Preferred Stock and
         any Additional New Preferred Stock (as defined in the Certificate of Designation for the New
         Preferred Stock), the Exchange Debentures or the Exchange Debenture Indenture and any other agreement entered into after the first Issue Date, provided that the encumbrances or
                                                            --------
         restrictions in such agreements are not materially more restrictive than those contained in the foregoing agreements,

         (3)      any agreement or other instrument of a Person acquired by the Company or any of its
         Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired,

                                       42

         (4)      purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
         (iii) above on the property so acquired,

         (5)      in the case of clause (iii) above, any encumbrance or restriction (1) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, (2) by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (3) contained in security agreements or mortgages securing Debt to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages,

         (6)      contracts for the sale of assets, including any restriction with respect to a
         Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition,

         (7)      contractual encumbrances or restrictions in effect on the Old Issue Date , including pursuant to the Existing Credit Facility and its related documentation,

         (8)      restrictions on cash or other deposits or net worth imposed by leases, credit agreements or other agreements entered into in the ordinary course of business,

         (9)      customary provisions in joint venture agreements and other similar agreements,

         (10)     any encumbrances or restrictions created with respect to (i) Debt of Guarantors permitted to be Incurred subsequent to the Old Issue Date pursuant to Section 4.03 of the Old
         Indenture and (ii) Debt of Subsidiary Non-Guarantors permitted to be Incurred subsequent to the
         Old Issue Date pursuant to Section 4.03 of the Old Indenture or operating leases, provided that
                                                                                           --------
         in the case of this clause (ii) the Board of Directors of the Company determines (as evidenced by a Board Resolution of the Board of Directors) in good faith at the time such encumbrances or restrictions are created that such encumbrances or restrictions would not reasonably be expected to impair the ability of the Company to make payments of interest, Liquidated Damages
         (if any) and scheduled payments of principal on the Securities, in each case as and when due;
         and

         (11)     any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3)
         above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10), provided that such amendments, modifications, restatements,
                                         --------

                                       43

         renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrances or restrictions than those contained in the contracts, instruments or obligations prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

         SECTION 4.06.  Asset Sales.  The Company shall not, and shall not permit any of its Restricted
                        -----------
Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Restricted Subsidiary, as the case may
be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided that
                                                                                                  --------
the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets, or from which the Company and its Restricted Subsidiaries are released in writing by the creditor with respect thereto, and (y) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt shall be deemed, in each case, to be cash for purposes of this provision; provided, further, however, that this clause
                                                                    --------  -------  -------
(ii) shall not apply to any sale of Equity Interests of or other Investments in Unrestricted Subsidiaries.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net
Proceeds, at its option, (a) to repay Senior Debt, Debt of any Restricted Subsidiary or Pari Passu Debt (other than Debt owed to the Company or a Subsidiary of the Company, and provided that if the Company shall so reduce
                                                                  --------
Pari Passu Debt, it will equally and ratably make an Asset Sale Offer (in accordance with the procedures set forth in Section 3.09 for an Asset Sale Offer) to all Holders), (b) to invest in properties and assets that will be used or useful in the business of the Company or any of its Subsidiaries or (c) to the acquisition of a controlling interest in another business, the making of a capital expenditure or the acquisition of other assets, in each case, that will be used or useful in the business of the Company or any of its Restricted Subsidiaries;
provided that if during such 360-day period the Company or a Restricted Subsidiary enters into a definitive
--------
agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (b) or (c) such
360-day period will be extended for a period not to exceed 180 days with respect to the amount of Net Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement).  Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds."  When the aggregate amount of Excess Proceeds
(including Excess Proceeds under the Old Indenture) exceeds $10 million, the Company shall (i) make an offer to all Holders of Securities, and (ii) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu
Debt of the Company in accordance with provisions requiring the Company to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amounts (or accreted value, as applicable) of the Securities and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities pursuant to such offer (an "Asset Sale

                                       44

Offer"), to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest and Liquidated Damages (or, if prior to the Full Accretion Date, 100% of the
Accreted Value thereof on the date of purchase, plus Liquidated Damages (if any) to the date of purchase subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date, in accordance with the procedures set forth in Section 3.09).  To the extent that the aggregate principal amount
(or, if prior to the Full Accretion Date, the aggregate Accreted Value) of Securities and Pari Passu Debt tendered pursuant to an Asset Sale Offer or other offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes.  If the aggregate principal amount (or Accreted Value, as the case may be) of Securities surrendered by Holders thereof exceeds the pro rata portion of such Excess
Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds shall be reset at zero.

         SECTION 4.07.  Transactions with Affiliates.  (a)  The Company shall not, and shall not permit any of
                        ----------------------------
its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless:

         (i)      such Affiliate Transaction is on terms that, taken as a whole, are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated
         Person; and

         (ii)     the Company delivers to the Trustee (a) with respect to any Affiliate Transaction entered into after the first Issue Date involving aggregate consideration in excess of $3.0 million, a Board Resolution certifying that such Affiliate Transaction complies with clause (i)
         above and that such Affiliate Transaction has been approved by a majority of the members of the
         Board of Directors and (b) with respect to any Affiliate Transaction involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders of such
         Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

         (b)      The provisions of Section 4.07(a) shall not prohibit (and, the following shall not be deemed to be Affiliate Transactions):

                  (1)      transactions between or among the Company and/or its Restricted Subsidiaries;

                  (2)      Permitted Investments and Restricted Payments that are permitted by Section 4.04;

                                       45

                  (3)      employment agreements, employee benefit plans and related arrangements entered into in the ordinary course of business and all payments and other transactions contemplated thereby;

                  (4)      any payments to Investcorp and its Affiliates (whether or not such Persons are
         Affiliates of the Company) (A) for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, which relate solely to transactions actually consummated by the Company or any of its Subsidiaries, including in connection with acquisitions or divestitures, which payments are approved by the Board of Directors of the Company in good faith, provided that the amount of such payments under this clause (A) in any year in respect of one or more transactions under the Threshold (as herein defined) shall not exceed $2.0 million and (B) of annual management, consulting and advisory fees and related expenses, which payments are made after August 1,
         2003, except to the extent such fees under this clause (B) exceed $750,000 in any 12-month period; for the purposes of the foregoing clause (A), the term "Threshold" means, in respect of any transaction described therein that is (x) an acquisition or divestiture effected by the Company or any of its
         Subsidiaries of any business, enterprise or line of business, $15.0 million measured by reference to the value ascribed to such business, enterprise or line of business in such transaction, or (y) an
         Investment by or in the Issuer or any of its Subsidiaries, $15.0 million measured by reference to the amount actually invested;

                  (5)      any agreement in effect on the Old Issue Date (including the Recapitalization
         Agreement, the Services Agreement (as amended on April 15, 1998) between the Berkshire Companies Limited
         Partnership and the Company and the Brevard lease agreement) or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect) or any payment or other transaction contemplated by any of the foregoing; and

                  (6)      Debt permitted by Section 4.03(b)(x) to the extent such Debt is on terms that, taken as a whole, are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction with an unrelated Person.

         SECTION 4.08.  Change of Control.  (a)  Upon the occurrence of a Change of Control, unless all
                        -----------------
Securities have been called for redemption pursuant to the provisions in Section 3.07, each Holder of Securities shall have the right to require the Company to repurchase all or any part (equal to a principal amount at maturity of $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to a Change of Control
Offer made pursuant to Section 3.09 at an offer price in cash (the "Change of Control Payment") equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase (or, if such Change of Control Offer occurs prior to the Full Accretion Date, 101% of the
Accreted Value thereof on the date of repurchase plus Liquidated Damages thereon, if any).

         (b)      The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes and consummates a Change of Control Offer.

                                       46

         SECTION 4.09.  Compliance Certificate.  The Company and each Guarantor shall deliver to the Trustee
                        ----------------------
within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of
Default that occurred during such period.  If they do have such knowledge, the certificate shall describe the
Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with Section 314(a)(4) of the TIA.

         SECTION 4.10.  Liens.  The Company shall not, and shall not permit any of its Restricted Subsidiaries
                        -----
to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing
Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien;
provided that (i) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right
--------
of payment to the Obligations under this Indenture, the Securities or any Security Guarantee, as the case may be, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt, or (ii) in any other case, such Lien ranks equally and ratably with or prior to the Lien securing the other Debt or obligations so secured.

         SECTION 4.11.  Additional Security Guarantees.  All future Subsidiaries of the Company who guarantee any
                        ------------------------------
Debt of the Company under the Existing Credit Facility, other than Subsidiaries that have been properly designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries, shall be Guarantors in accordance with the terms of this Indenture until released from such Guarantee of the Existing Credit Facility.

         Each future Security Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary without rendering the Security Guarantee, as it relates to such Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.  Each future Security Guarantee shall be subordinated to Senior Debt of the respective Guarantor on the same basis and to the same extent as the Securities are subordinated to Senior Debt of the Company.

         SECTION 4.12.  Restriction on Senior Subordinated Debt.  The Company shall not Incur any Debt that is
                        ---------------------------------------
expressly subordinate in right of payment to any Senior Debt and senior in any respect in right of payment to the
Securities and no Guarantor shall Incur any Debt that is expressly subordinate in right of payment to any Senior
Debt and senior in any respect in right of payment to the Security Guarantee of such Guarantor.

                                                     ARTICLE V

                                                 SUCCESSOR COMPANY

         SECTION 5.01.  Merger, Consolidation or Sale of All or Substantially All Assets of the Company.  The
                        -------------------------------------------------------------------------------
Company shall not consolidate or merge with or into (whether or not the Company is the surviving corporation), or

                                       47

sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless:

         (i)      the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of
         Columbia;

         (ii)     the Person formed by or surviving any such consolidation or merger (if other than the
         Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the
         Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

         (iii)    immediately after such transaction no Default or Event of Default exists;

         (iv)     except in the case of a merger of the Company with or into a Wholly Owned Restricted
         Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred
                                           ---------
         at the beginning of the applicable four-quarter period, either (x) be permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated Coverage Ratio test set forth in
         Section 4.03(a) or (y) have a Consolidated Coverage Ratio at least equal to the Consolidated
         Coverage Ratio of the Company for such four-quarter reference period; and

         (v)      the Company or the surviving corporation, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

         Notwithstanding the foregoing clauses (iii) and (iv) above, (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the
Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction.

         SECTION 5.02.  Merger, Consolidation or Sale of All or Substantially All Assets of a Guarantor.  No
                        -------------------------------------------------------------------------------
Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person)
another Person (other than the Company or another Guarantor) unless (i) subject to the provisions of Section
11.02(b), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor),

                                       48

assumes all the obligations of such Guarantor under the Securities and this Indenture pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

         Notwithstanding the foregoing clause (ii), (a) any Restricted Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to any Guarantor and (b) any Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another jurisdiction.

                                                    ARTICLE VI

                                               DEFAULTS AND REMEDIES

         SECTION 6.01.  Events of Default and Remedies.
                        ------------------------------

Each of the following constitutes an Event of Default with respect to the Securities if:

                  (1)      the Company defaults for 30 days in the payment when due of interest on, or Liquidated
         Damages with respect to, the Securities (whether or not prohibited by the provisions of Article X);

                  (2)      the Company defaults in payment when due of the principal of or premium, if any, on the Securities (whether or not prohibited by the provisions of Article X);

                  (3)      the Company fails for 30 days after receipt of a Notice of Default to comply with the provisions in Sections 4.03, 4.04, 4.06, 4.08 and 5.01;

                  (4)      the Company fails for 60 days after receipt of a Notice of Default specifying such failure to comply with any of its other agreements in this Indenture or the Securities;

                  (5)      the Company or any Restricted Subsidiary that is a Significant Subsidiary fails to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default if the total amount of such Debt unpaid or accelerated at the time exceeds $15.0 million;

                  (6)      any judgment or decree for the payment of money in excess of $15.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 90 days from the entry thereof, or to be received in respect thereof in the event any appeal thereof shall be unsuccessful) shall be entered against the Company or any Significant Subsidiary that is a Restricted
         Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there shall be a period of 90 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

                                       49

                  (7)      except as permitted by this Indenture, any Security Guarantee by a Guarantor that is a
         Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

                  (8)      the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                           (A)      commences a voluntary case;

                           (B)      consents to the entry of an order for relief against it in an involuntary case;

                           (C)      consents to the appointment of a Custodian of it or for any substantial part of its property;

                           (D)      makes a general assignment for the benefit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency; or

         (9)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A)      is for relief against the Company or any Restricted Subsidiary that is a
                  Significant Subsidiary in an involuntary case;

                           (B)      appoints a Custodian of the Company or any Restricted Subsidiary that is a
                  Significant Subsidiary or for any substantial part of its property; or

                           (C)      orders the winding-up or liquidation of the Company or any Restricted
                  Subsidiary that is a Significant Subsidiary;

         or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days:

         The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar federal or state law for
                                                   ------------------
the relief of debtors.  For purposes of this Section, the term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         A Default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Company (and the Trustee, in the case of notices to the Company by Holders) in writing by registered or certified mail, return receipt requested,

                                       50

of the Default and the Company does not cure such Default within the time specified in clauses (3) or (4) after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         The Company shall deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any Default, written notice in the form of an Officers' Certificate of any Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

         SECTION 6.02.  Acceleration.  If any Event of Default occurs and is continuing, the Trustee by notice to
                        ------------
the Company or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee may declare all the Securities to be due and payable.  Upon such a declaration, such amounts shall be due and payable immediately; provided, however, that if upon such declaration there are any
                                              --------  -------
amounts outstanding under the Existing Credit Facility and the amounts thereunder have not been accelerated, such amounts shall be due and payable upon the earlier of the time such amounts are accelerated or five Business Days after receipt by the Company and the Representative of the lenders under the Existing Credit Facility of such declaration. Notwithstanding the foregoing, in the case of an Event of Default under clause (8) or (9) with respect to the Company, all outstanding Securities will become due and payable without further action or notice.
The Holders of a majority in aggregate principal amount of the Securities by written notice to the Trustee may, on behalf of all the Holders, rescind an acceleration and its consequences if the recession would not conflict with any judgment or decree and if all existing Defaults or Events of Default have been cured or waived except nonpayment of principal or interest that has become due because of such acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue
                        --------------
any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative (to the extent permitted by law).

         SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the
                        -----------------------
Securities then outstanding by written notice to the Trustee may on behalf of the Holders of all of the
Securities waive any existing Default or Event of Default and its consequences except (i) a continuing Default or
Event of Default in the payment of interest on, or the principal of, the Securities or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.
When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall

                                       51

be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

         SECTION 6.05.  Control by Majority.  The Holders of a majority in aggregate principal amount of the
                        -------------------
Securities may direct the time, method and place of conducting any proceeding for any remedy available to the
Trustee or of exercising any trust or power conferred on the Trustee by this Indenture.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the
Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee
                    --------  -------
that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

         SECTION 6.06.  Limitation on Suits.  Except to enforce the right to receive payment of principal,
                        -------------------
premium (if any), interest or Liquidated Damages when due, a Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

         (1)      such Holder has previously given the Trustee written notice that an Event of Default is continuing;

         (2)      Holders of at least 25% in principal amount at maturity of the outstanding Securities have requested the Trustee to pursue the remedy;

         (3)      such Holder has offered the Trustee reasonable security or indemnity against any loss, liability or expense;

         (4)      the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

         (5)      the Holders of a majority in principal amount at maturity of the outstanding
         Securities have not given the Trustee a direction inconsistent with such request within such
         60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any other provision of this
                        ------------------------------------
Indenture, the right of any Holder to receive payment of principal of and Liquidated Damages and interest on the
Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a)(1) or
                        --------------------------
(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the

                                       52

extent lawful) and the amounts provided for in Section 7.07.

         SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other
                        --------------------------------
papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the
Securityholders allowed in any judicial proceedings relative to the Company, any Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any
Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

         SECTION 6.10.  Priorities.  If the Trustee collects any money or property pursuant to this Article VI,
                        ----------
it shall pay out the money or property in the following order:

         FIRST:  to the Trustee for amounts due under Section 7.07;

         SECOND:  to the holders of Senior Debt to the extent required by Article X;

         THIRD:  to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, and any Liquidated Damages without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, any Liquidated
         Damages and interest, respectively; and

         FOURTH:  to the Company.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this
Section.  At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this
                        ---------------------
Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to
Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

         SECTION 6.12.  Waiver of Stay or Extension Laws.  Neither the Company nor any Guarantor (to the extent
                        --------------------------------
they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent

                                       53

that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                                    ARTICLE VII

                                                      TRUSTEE
                                                      -------

         SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the
                        -----------------
Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such
Person's own affairs.

         (b)      Except during the continuance of an Event of Default:

         (1)      the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this
         Indenture against the Trustee; and

         (2)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this
         Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c)      The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

         (1)      this paragraph does not limit the effect of Section 7.01(b);

         (2)      the Trustee shall not be liable for any error of judgment made in good faith by a
         Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

         (3)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d)      Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e)      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

         (f)      Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                                       54

         (g)      No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise Incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h)      Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         SECTION 7.02.  Rights of Trustee.  Subject to Section 7.01:

         (a)      The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in any such document.

         (b)      Before the Trustee acts or refrains from acting, it may require an Officers'
         Certificate or an Opinion of Counsel.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

         (c)      The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d)      The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the
                                                                            --------  -------
         Trustee's conduct does not constitute willful misconduct or negligence.

         (e)      The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f)      The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the
         Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

         (g)      The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

                                       55

         (h)      The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

         (i)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the
         Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

         (j)      The Trustee shall not be charged with knowledge of any Default or Event of Default, of the identity of any Restricted Subsidiary or the existence of any Change of Control or Asset
         Sale unless either (i) a Trust Officer shall have received notice thereof or (ii) the Trustee shall have received written notice thereof from the Company or any Holder.

         SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may
                        ----------------------------
become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be responsible for and makes no
                        --------------------
representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it
shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.05.  Notice of Defaults.  If a Default occurs and is continuing and is known to the Trustee,
                        ------------------
the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default in the payment of principal of, premium (if any), interest or Liquidated Damages on any Security, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of Securityholders.  Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a) and (b) hereof (provided that the Trustee is
Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office specified in Section 13.02, from the Company or a Holder that such Default or Event of Default has occurred.

         SECTION 7.06.  Reports by Trustee to Holders.  The Trustee shall transmit to the Holders such reports
                        -----------------------------
concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto.  To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending December 31 and shall be transmitted by the next succeeding March 1.

                                       56

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such
                        --------------------------
compensation as is agreed to in writing by the Trustee and Company for the Trustee's services hereunder.  The
Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust.  The
Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.  The Company and each Guarantor, jointly but not severally, shall indemnify the Trustee and its officers, directors, shareholders, agents and employees (each, an
"Indemnified Party") for and hold each Indemnified Party harmless against any and all loss, liability or expense
(including reasonable attorneys' fees) Incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Company or any
Guarantor (including this Section 7.07), and defending itself against any claim (whether asserted by a Holder or any other person). The Trustee and its officers, directors, shareholders, agents and employees in its capacity as
Paying Agent, Registrar, Custodian and agent for service of notice and demands shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this
Indenture when acting in such other capacity.  The Trustee shall notify the Company of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the
                                                                 --------
Company shall not relieve the Company or any Guarantor of its indemnity obligations hereunder.  The Company shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Company's expense in the defense.  Such Indemnified Parties may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company shall not be required to pay such fees and expenses if it assumes such
              --------
Indemnified Parties' defense and, in such Indemnified Parties' reasonable judgment, there is no conflict of interest between the Company and such parties in connection with such defense.  The Company need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an Indemnified Party through such party's own willful misconduct, negligence or bad faith.  The Company need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

         To secure the Company's payment obligations in this Section and all other obligations to the Trustee pursuant to this Indenture, including all fees, expenses and rights to indemnification, the Trustee shall have a lien on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest and any Liquidated Damages on particular Securities.  Such lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.  The Trustee's right to receive payment of any amounts due under this Indenture shall not be subordinated to any other indebtedness of the Company and the Securities shall be subordinate to the Trustee's rights to receive such payment.

                                       57

         The Company's payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee.  When the Trustee Incurs expenses after the occurrence of a Default specified in
Section 6.01(a)(8) or (9) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any time by so notifying the Company
                        ----------------------
in writing.  The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee.  The Company shall remove the Trustee if:

         (1)      the Trustee fails to comply with Section 7.10;

         (2)      the Trustee is adjudged bankrupt or insolvent;

         (3)      a receiver or other public officer takes charge of the Trustee or its property; or

         (4)      the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not, within a reasonably prompt period, appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Securityholders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in
Section 7.07.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under
Section 7.07 shall continue for the benefit of the retiring Trustee.

         SECTION 7.09.  Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into,
                        ---------------------------
or transfers all or substantially all of its corporate trust business or assets to, another corporation or

                                       58

banking association, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided that such Person shall be qualified and eligible under this Article VII.
                   --------

         In case at the time such successor or successors, by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements
                        -----------------------------
of TIAss. 310(a).  The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition.  The Trustee shall comply with TIAss. 310(b); provided,
                                                                                                    --------
however, that there shall be excluded from the operation of TIAss. 310(b)(1) any indenture or indentures under
-------
which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIAss. 310(b)(1) are met.

         SECTION 7.11.  Preferential Collection of Claims Against Company.  The Trustee shall comply with TIA
                        -------------------------------------------------
ss. 311(a), excluding any creditor relationship listed in TIAss. 311(b).  A Trustee who has resigned or been removed shall be subject to TIAss. 311(a) to the extent indicated therein.

                                                   ARTICLE VIII

                                        DISCHARGE OF INDENTURE; DEFEASANCE

         SECTION 8.01.  Legal Defeasance and Covenant Defeasance.  (a)  The Company may, at the option of its
                        ----------------------------------------
Board of Directors evidenced by a Board Resolution, at any time, elect to have either Section 8.01(b) or 8.01(c)
hereof be applied to all outstanding Securities upon compliance with the conditions set forth below in this
Article VIII.

         (b)      Upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this
Section 8.01(b), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 8.02 hereof, be deemed to have been discharged from their obligations with respect to all outstanding
Securities and any Security Guarantee on the date the conditions set forth below are satisfied (hereinafter,
"Legal Defeasance").  For this purpose, Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and any Security
Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.03 hereof and the other Sections of this Indenture referred to in clauses (i) and
(ii) below, and to have satisfied all their other obligations under such Securities and this Indenture (and the
Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the

                                       59

same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder:  (i) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in Article VIII hereof, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Securities when such payments are due, (ii)
the Company's obligations with respect to the Securities under Sections 2.04, 2.06 and 2.09 and the rights, powers, trusts, duties and immunities of the Trustee, and (iii) the Company's obligations in connection therewith and this Article VIII.  Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.01(b) notwithstanding the prior exercise of its option under Section 8.01(c) hereof.

         (c)      Upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this
Section 8.01(c), the Company and each Guarantor shall, subject to the satisfaction of the conditions set forth in
Section 8.02 hereof, be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.10, 4.11, 4.12 and 5.01(iv) hereof with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed "outstanding" for all the other purposes hereunder (it being understood that such Securities and the related Security Guarantees shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant
Defeasance means that, with respect to any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.  In addition, upon the Company's exercise under Section 8.01(a) hereof of the option applicable to this Section 8.01(c) hereof, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(4), 6.01(5) (with respect to compliance with Section 4.09 only), 6.01(6), 6.01(7) (with respect to Subsidiaries of the Company only), 6.01(8) (with respect to Subsidiaries of the Company only), 6.01(9) and 6.01(10) shall not constitute Events of Default.

         SECTION 8.02.  Conditions to Legal or Covenant Defeasance.  The following shall be the conditions to the
                        ------------------------------------------
application of either Section 8.01(b) or 8.01(c) hereof to the outstanding Securities:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a)      the Company or the Guarantors must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Securities cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, and the Company and the Guarantors must

                                       60

         specify whether the Securities are being defeased to maturity or to a particular redemption date;

         (b)      in the case of Legal Defeasance, the Company or the Guarantors shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (1) the Company and the
         Guarantors have received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Old Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and, based thereon, such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal
         Defeasance had not occurred;

         (c)      in the case of Covenant Defeasance, the Company or the Guarantors shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant
         Defeasance had not occurred;

         (d)      no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

         (e)      such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this
         Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f)      the Company or the Guarantors must have delivered to the Trustee an Opinion of
         Counsel, subject to customary assumptions and exclusions, to the effect that after the 91st day following the deposit, the trust funds will not be part of any "estate" formed by the bankruptcy or reorganization of the Company or subject to the "automatic stay" under the
         Bankruptcy Code or recoverable as a preferential transfer in a bankruptcy case of the Company or, in the case of Covenant Defeasance, will be subject to a first priority Lien in favor of the Trustee for the benefit of the Holders;

         (g)      the Company or the Guarantors must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company or the Guarantors with the intent of

                                       61

         preferring the Holders of Securities over the other creditors of the Company or the Guarantors, as applicable, with the intent of defeating, hindering, delaying or defrauding creditors of the
         Company or the Guarantors, as applicable, or others; and

         (h)      the Company must deliver to the Trustee an Officers' Certificate and an Opinion of
         Counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant
         Defeasance have been complied with.

         SECTION 8.03.  Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous
                        -----------------------------------------------------------------------------------
Provisions.  Subject to Section 8.04 hereof, all money and Government Obligations (including the proceeds
----------
thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.03, the "Trustee") pursuant to Section 8.02 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the
Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages if any, and interest but such money need not be segregated from other funds except to the extent required by law.

         Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the
Company from time to time, upon the request of the Company, any money or Government Obligations held by it as provided in Section 8.02 hereof that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

         SECTION 8.04.  Repayment to Company.  Any money deposited with the Trustee or any Paying Agent, or then
                        --------------------
held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium and Liquidated
Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such
                 --------  -------
repayment, may, at the expense of the Company, cause to be published once, in the Wall Street Journal (national
                                                                                  -------------------
edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 8.05.  Reinstatement.  If the Trustee or Paying Agent is unable to apply any United States
                        -------------
dollars or Government Obligations in accordance with this Article VIII by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the

                                       62

Company's obligations under this Indenture and the Securities and the Guarantors obligations under this Indenture and the Security Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this
Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that if the Company or any Guarantor makes any payment of principal
                        --------  -------
of, premium and Liquidated Damages, if any, or interest on any Security following the reinstatement of its obligations, the Company or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

         SECTION 8.06.  Satisfaction and Discharge of Indenture.  Upon the request of the Company, this Indenture
                        ---------------------------------------
will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the
Securities, as expressly provided for herein or pursuant hereto), the Company and the Guarantors will be discharged from their obligations under the Securities and Security Guarantees and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the
Securities and the Security Guarantees when:

         (a)      either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid and Securities that have been subject to defeasance under this Article VIII) have been delivered to the
         Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) shall become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium and Liquidated Damages, if any, on) and interest on the Securities to the date of such deposit (in case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

         (b)      the Company has paid or caused to be paid all sums payable under this Indenture by this Company; or

         (c)      the Company has delivered to the Trustee an Officers' Certificate and an Opinion of
         Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the security agreements relating thereto, the
         Securities and the Security Guarantees have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the
Trustee under Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee under Section 8.06 and Section 2.04 shall survive.

                                       63

                                                    ARTICLE IX

                                                    AMENDMENTS
                                                    ----------

         SECTION 9.01.  Without Consent of Holders.  Notwithstanding Section 9.02, the Company and the Trustee
                        --------------------------
may amend or supplement this Indenture, the Securities, the Security Guarantees or the Pledge Agreement without notice to or the consent of any Securityholder:

         (1)      to cure any ambiguity, defect or inconsistency;

         (2)      to provide for uncertificated Securities in addition to or in place of certificated
         Securities (provided that the uncertificated Securities are issued in registered form for
                     --------
         purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code);

         (3)      to provide for the assumption of the Company's or any Guarantor's obligations to
         Holders of Securities in the case of a merger, consolidation or sale of assets;

         (4)      to release any Security Guarantee or collateral in accordance with the provisions of this Indenture or the Pledge Agreement;

         (5)      to provide for additional Guarantors;

         (6)      to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors in good faith, does not have a material adverse effect on the legal rights under this Indenture of any such Holder;

         (7)      to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (8)      to make any change to Article II, Section 4.01 or the Exhibits hereto that applies only to Additional Securities (other than a change relating to other provisions of this
         Indenture incorporated or referenced in Article II, Section 4.01 or any such Exhibit).

         An amendment under this Section may not make any change that adversely affects the rights under
Article X of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                                       64

         SECTION 9.02.  With Consent of Holders.  Except as provided in this Section 9.02 and Section 9.01, this
                        -----------------------
Indenture, the Securities, the Security Guarantees and the Pledge Agreement may be amended or supplemented without notice to any Securityholders but with the consent of the Holders of at least a majority in principal amount at maturity of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or noncompliance with any provision of this Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities).  However, without the consent of each Holder affected thereby, an amendment or waiver may not (with respect to any Securities held by a non-consenting Holder):

         (i)      reduce the principal amount at maturity of Securities whose Holders must consent to an amendment, supplement or waiver,

         (ii)     reduce the principal of, change the fixed maturity of any Security, reduce any premium payable upon optional redemption of the Securities or otherwise alter the provisions with respect to the redemption or repurchase of the Securities (other than provisions relating to the covenants described in Sections 3.09, 4.06 and 4.08,

         (iii)    reduce the rate of or change the time for payment of interest on any Security, or reduce the rate of accretion on the Accreted Value or extend the period during which no interest accrues on the Securities,

         (iv)     waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the
         Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration),

         (v)      make any Security payable in money other than that stated in the Securities,

         (vi)     impair the rights of Holders of the Securities to receive payments of principal of or premium, if any, on the Securities,

         (vii)    make any change to Section 6.04 or 6.07 or this 9.02, or

         (viii)   except as permitted by this Indenture, release any Security Guarantee or any collateral under the Pledge Agreement.

         It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment.  The failure to give such notice to all Securityholders, or any defect

                                       65

therein, shall not impair or affect the validity of an amendment under this Section.

         SECTION 9.03.  Compliance with Trust Indenture Act.  Every amendment to this Indenture or the Securities
                        -----------------------------------
shall comply with the TIA as then in effect.

         SECTION 9.04.  Revocation and Effect of Consents and Waivers.  A consent to an amendment or a waiver by
                        ---------------------------------------------
a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the
Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective.  After an amendment or waiver becomes effective, it shall bind every Securityholder.  An amendment or waiver becomes effective once both (i) the requisite number of consents have been received by the Company or the Trustee and (ii) such amendment or waiver has been executed by the Company and the Trustee.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the
Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

         SECTION 9.05.  Notation on or Exchange of Securities.  If an amendment changes the terms of a Security,
                        -------------------------------------
the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.06.  Trustee to Sign Amendments.  The Trustee shall sign any amendment authorized pursuant to
                        --------------------------
this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the
Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Company and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

                                       66

                                                     ARTICLE X

                                                   SUBORDINATION

         SECTION 10.01.  Agreement To Subordinate.  The Company agrees, and each Securityholder by accepting a
                         ------------------------
Security agrees, that the Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of the Company and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of the Company.  The Securities shall rank pari passu in right of payment with all
                                                                         ----------
existing and future Pari Passu Debt of the Company and shall be senior in right of payment to all existing and future Subordinated Debt of the Company.  The Securities shall also be effectively subordinated to any Secured
Debt of the Company to the extent of the value of the assets securing such Debt.  However, payment from the money or the proceeds of Government Securities held in any defeasance trust described in Article VIII is not subordinated to any Senior Debt or subject to the restrictions described in this Section 10.01, so long as the payments into the defeasance trust were not prohibited pursuant to the subordination provisions described at the time when so paid.  For purposes of these subordination provisions, the Debt evidenced by the Securities is deemed to include the Liquidated Damages payable pursuant to the provisions set forth in the Securities and the applicable Registration Rights Agreement.  All provisions of this Article X shall be subject to Section 10.12.

         SECTION 10.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution to creditors of
                         ------------------------------------
the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities, the holders of Senior Debt of the Company shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities will be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to such Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of such Senior Debt (except that Holders of
Securities may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Article VIII so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating this Article X).  The term "payment" means, with respect to the Securities, any payment, whether in cash or other assets or property, of interest, principal
(including redemption price and purchase price), premium, Liquidated Damages or any other amount on, of or in respect of the Securities, any other acquisition of Securities and any deposit into the trust described in
Article VIII. The verb "pay" has a correlative meaning.

         SECTION 10.03.  Default on Senior Debt.  The Company shall not make any payment or distribution upon or
                         ----------------------
in respect of the Securities (except from the trust described in Article VIII) if (i) a default in the payment of any Obligations with respect to Designated Senior Debt of the Company occurs and is continuing (a "payment default") or any other default on Designated Senior Debt of the Company occurs and the maturity of such

                                       67

Designated Senior Debt is accelerated in accordance with its terms or (ii) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt of the Company that permits holders of the Designated Senior Debt of the Company as to which such default relates to accelerate its maturity (a
"non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default
(a "Payment Blockage Notice") from the Company, a Representative for, or the holders of a majority of the outstanding principal amount, of any such issue of Designated Senior Debt of the Company.  Payments on the
Securities may and shall be resumed (a) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of Designated Senior Debt of the Company that has been accelerated, such acceleration has been rescinded, and (b) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of the Company has been accelerated.  No new period of payment blockage may be commenced on account of any non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice.  No non-payment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee, shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         Notwithstanding any other provision in this Section 10.03, during any 365 day period, there must be at least 180 days where there is no Payment Blockage Notice in effect.

         SECTION 10.04.  Acceleration of Payment of Securities.  If payment of the Securities is accelerated
                         -------------------------------------
because of an Event of Default, the Company shall promptly notify the Representative of the lenders under the
Existing Credit Facility of the acceleration.  If any Debt under the Existing Credit Facility is outstanding, the
Company may not make any payment on account of such accelerated Securities until five Business Days after such holders of such Debt receive notice of such acceleration and, thereafter, may pay the Securities only if this
Article X otherwise permits payment at that time.

         SECTION 10.05.  When Distribution Must Be Paid Over.  If a distribution is made to Securityholders that
                         -----------------------------------
because of this Article X should not have been made to them, the Securityholders who receive such distribution shall hold it in trust for holders of Senior Debt of the Company and pay it over to them as their interests may appear.

         SECTION 10.06.  Subrogation.  After all Senior Debt of the Company is paid in full and until the
                         -----------
Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of the
Company to receive distributions applicable to Senior Debt of the Company.  A distribution made under this
Article X to holders of Senior Debt of the Company which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt of the Company.

         SECTION 10.07.  Relative Rights.  This Article X defines the relative rights of Securityholders and
                         ---------------
holders of Senior Debt of the Company.  Nothing in this Indenture shall:

                                       68

         (1)      impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

         (2)      prevent the Trustee or any Securityholder from exercising its available remedies upon an Event of Default, subject to the rights of holders of Senior Debt of the Company to receive distributions otherwise payable to Securityholders.

         SECTION 10.08.  Subordination May Not Be Impaired by Company.  No right of any holder of Senior Debt of
                         --------------------------------------------
the Company to enforce the subordination of the Debt evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

         SECTION 10.09.  Rights of Trustee and Paying Agent.  Notwithstanding Section 10.03, the Trustee or
                         ----------------------------------
Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article X.  The Company, the Registrar or co-registrar, the Paying Agent, a
Representative or a holder of Senior Debt of the Company may give the notice; provided, however, that, if an
                                                                              --------  -------
issue of Senior Debt of the Company has a Representative, only the Representative may give the notice.  The
Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Company (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of the Company or Representative thereof.

         The Trustee in its individual or any other capacity may hold Senior Debt of the Company with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Debt of the Company which may at any time be held by it, to the same extent as any other holder of
Senior Debt of the Company; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

         SECTION 10.10.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a
                         ----------------------------------------
notice given to holders of Senior Debt of the Company, the distribution may be made and the notice given to their
Representative (if any).

         SECTION 10.11.  Article X Not to Prevent Events of Default or Limit Right to Accelerate.  The failure to
                         -----------------------------------------------------------------------
make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of an Event of Default.  Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

         SECTION 10.12.  Trust Moneys Not Subordinated.  Notwithstanding anything contained herein to the
                         -----------------------------
contrary, payments from money or the proceeds of Government Obligations held in trust under Article VIII by the

                                       69

Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt or subject to the restrictions set forth in this Article X, and none of the
Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Debt of the
Company or any other creditor of the Company.

         SECTION 10.13.  Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this Article X,
                         ------------------------
the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the
Trustee or to the Securityholders or (iii) upon the Representative for the holders of Senior Debt of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Company and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any
Person as a holder of Senior Debt of the Company to participate in any payment or distribution pursuant to this
Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

         SECTION 10.14.  Trustee to Effectuate Subordination.  Each Securityholder by accepting a Security
                         -----------------------------------
authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of the
Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Debt.  With respect to the holders of Senior
                         ------------------------------------------------
Debt of the Company, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article X.  The Trustee shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Debt of the Company shall be entitled by virtue of this Article X or otherwise.

         SECTION 10.16.  Reliance by Holders of Senior Debt on Subordination Provisions.  Each Securityholder by
                         --------------------------------------------------------------
accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Company, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                       70

         SECTION 10.17.  Trustee's Compensation Not Prejudiced.  Nothing in this Article shall apply to amounts
                         -------------------------------------
due to the Trustee pursuant to other sections of this Indenture.

                                                    ARTICLE XI

                                                SECURITY GUARANTEES

         SECTION 11.01.  Security Guarantees.  Each Guarantor hereby jointly and severally unconditionally and
                         -------------------
irrevocably guarantees as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of, premium, if any, and interest and
Liquidated Damages, if any, on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Company under this
Indenture (including obligations to the Trustee) and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the
"Guaranteed Obligations").  Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such
Guarantor shall remain bound under this Article XI notwithstanding any extension or renewal of any Guaranteed
Obligation.

         Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the
Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any Guaranteed Obligations; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or
any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other Guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor, except as provided in
Section 11.02(b).

         Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.
Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be

                                       71

discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the
Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any
Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest, premium or Liquidated Damages, if any, on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest, premium and Liquidated Damages, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and
(iii) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the
Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed
Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the
Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and
(y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such
Guarantor for the purposes of this Section.

         Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section.

         SECTION 11.02.  Limitation on Liability.  (a)  Any term or provision of this Indenture to the contrary
                         -----------------------
notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Debt under the
Existing Credit Facility) without rendering this Indenture, as it relates to any such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of

                                       72

creditors generally, provided, however, that the Security Guarantee by HRI shall be limited to an amount not to
                     --------  -------
exceed, together with any Debt outstanding under the Existing Credit Facility, 80% of the aggregate purchase price paid by HRI (which purchase price was approximately $17 million) for the Harborside Healthcare - Pawtuxet
Village Nursing and Rehabilitation Center and the Harborside Healthcare - Greenwood Nursing and Rehabilitation
Center.

         (b)      This Guarantee as to any Guarantor shall terminate and be of no further force or effect upon
(i) the designation (in accordance with the provisions of this Indenture) of such Guarantor as an Unrestricted
Subsidiary or (ii) the sale or other disposition of all of the assets of such Guarantor in accordance with the terms of this Indenture, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Guarantor then held by the Company and its Restricted Subsidiaries; provided that the
                                                                                             --------
Net Proceeds of such sale or other disposition are applied in accordance with Section 4.06, to the extent such
Section is applicable to such disposition and is required thereby, or (iii) the sale or other disposition of
Capital Stock of any Guarantor if (A) as a result of such disposition, such Person ceases to be a Subsidiary of the Company and (B) the Net Proceeds of such sale are applied in accordance with Section 4.06, to the extent such
Section is applicable to such disposition.  If the Security Guarantee of any Guarantor terminates pursuant to the foregoing provisions, such Person shall cease to be a Subsidiary, a Guarantor or otherwise a party to this
Indenture and, upon request by the Company, the Trustee shall execute appropriate instruments acknowledging such termination and the release of such Person from its obligations hereunder.

         SECTION 11.03.  Successors and Assigns.  This Article XI shall be binding upon each Guarantor and its
                         ----------------------
successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the
Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

         SECTION 11.04.  No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the
                         ---------
Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this
Article XI at law, in equity, by statute or otherwise.

         SECTION 11.05.  Modification.  No modification, amendment or waiver of any provision of this Article XI,
                         ------------
nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                                       73

                                                    ARTICLE XII

                                     SUBORDINATION OF THE SECURITY GUARANTEES

         SECTION 12.01.  Agreement to Subordinate.  Each Guarantor agrees, and each Securityholder by accepting a
                         ------------------------
Security agrees, that such Guarantor's obligations under its Security Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in full in cash or
Cash Equivalents of all existing and future Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of such Guarantor.  The obligations of a Guarantor under this Article XII shall rank pari passu in right of payment with all existing and future Pari Passu Debt of such
                            ----------
Guarantor, and shall be senior in right of payment to all existing and future Subordinated Debt of such
Guarantor. Each Security Guarantee will also be effectively subordinated to any Secured Debt of the applicable
Guarantor to the extent of the value of the assets securing such Debt.

         SECTION 12.02.  Liquidation, Dissolution, Bankruptcy.  Upon any payment or distribution to creditors of
                         ------------------------------------
any Guarantor in a liquidation or dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property, an assignment for the benefit of creditors or any marshaling of such Guarantor's assets and liabilities, the holders of Senior Debt of such
Guarantor shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the
Holders of Securities will be entitled to receive any payment with respect to the Security Guarantee and until all Obligations with respect to such Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of such Senior
Debt (except that Holders of Securities may receive and retain (i) Permitted Junior Securities and (ii) payments made from the trust described in Article VII so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating this Article XII).

         SECTION 12.03.  Default on Senior Debt of a Guarantor.  A Guarantor shall not make any payment or
                         -------------------------------------
distribution upon or in respect of its Security Guarantee if (i) a default in the payment of any Obligations with respect to Designated Senior Debt of such Guarantor occurs and is continuing (a "Guarantor payment default") or any other default on Designated Senior Debt of such Guarantor occurs and the maturity of such Designated Senior
Debt of such Guarantor is accelerated in accordance with its terms or (ii) a default, other than a Guarantor payment default, occurs and is continuing with respect to Designated Senior Debt of such Guarantor that permits holders of the Designated Senior Debt of such Guarantor as to which such default relates to accelerate its maturity (a "Guarantor non-payment default") and, in the case of this clause (ii) only, the Trustee receives a notice of such default (a "Guarantor Payment Blockage Notice") from the Company, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt of such
Guarantor.  Payments on the Security Guarantee of such Guarantor may and shall be resumed (a) in the case of a
Guarantor payment default, upon the date on which such default is cured or waived and, in the case of Designated
Senior Debt of such Guarantor that has been accelerated, such acceleration has been rescinded, and (b) in case of a Guarantor non-payment default, the earlier of the date on which such Guarantor non-payment default is cured or

                                       74

waived or 179 days after the date on which the applicable Guarantor Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt of such Guarantor has been accelerated.  No new period of payment blockage may be commenced on account of any Guarantor non-payment default unless and until 360 days have elapsed since the initial effectiveness of the immediately prior Guarantor Payment Blockage Notice.  No Guarantor non-payment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage
Notice to the Trustee shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

         Notwithstanding any other provision in this Section 12.03, during any 365-day period, there must be at least 180 days in which there is no Guarantor Payment Blockage Notice.

         SECTION 12.04.  Demand for Payment.  If payment of the Securities is accelerated because of an Event of
                         ------------------
Default and a demand for payment is made on a Guarantor pursuant to Article XI, the Trustee shall promptly notify the Company, and the Company shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the Existing Credit Facility of the acceleration.  If any
Debt under the Existing Credit Facility is outstanding, such Guarantor may not pay its Obligations under its
Security Guarantee until five Business Days after the holders of such Debt receive notice of such demand and, thereafter, may pay its Obligations under its Security Guarantee only if this Article XII otherwise permits payment at that time.

         SECTION 12.05.  When Distribution Must Be Paid Over.  If a distribution is made to Securityholders that
                         -----------------------------------
because of this Article XII should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt of the relevant Guarantor and pay it over to them as their interests may appear.

         SECTION 12.06.  Subrogation.  After all Senior Debt of a Guarantor is paid in full and until the
                         -----------
Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of such
Guarantor to receive distributions applicable to Senior Debt of such Guarantor.  A distribution made under this
Article XII to holders of Senior Debt of such Guarantor which otherwise would have been made to Securityholders is not, as between such Guarantor and Securityholders, a payment by such Guarantor on Senior Debt of such
Guarantor.

         SECTION 12.07.  Relative Rights.  This Article XII defines the relative rights of Securityholders and
                         ---------------
holders of Senior Debt of a Guarantor.  Nothing in this Indenture shall:

         (1)      impair, as between a Guarantor and Securityholders, the obligation of a Guarantor, which is absolute and unconditional, to pay its Obligations under its Security Guarantee to the extent set forth in Article XI; or

         (2)      prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor under its Obligations under its Security Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Securityholders.

                                       75

         SECTION 12.08.  Subordination May Not Be Impaired by a Guarantor.  No right of any holder of Senior Debt
                         ------------------------------------------------
of a Guarantor to enforce the subordination of the Obligations under the Security Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

         SECTION 12.09.  Rights of Trustee and Paying Agent.  Notwithstanding Section 12.03, the Trustee or
                         ----------------------------------
Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this Article XII.  A Guarantor, the Registrar or co-registrar, the Paying Agent, a
Representative or a holder of Senior Debt of a Guarantor may give the notice; provided, however, that, if an
                                                                              --------  -------
issue of Senior Debt of a Guarantor has a Representative, only the Representative may give the notice.  The
Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of a Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt or Representative thereof.

         The Trustee in its individual or any other capacity may hold Senior Debt of a Guarantor with the same rights it would have if it were not Trustee.  The Registrar and co-registrar and the Paying Agent may do the same with like rights.  The Trustee shall be entitled to all the rights set forth in this Article XII with respect to any Senior Debt of a Guarantor which may at any time be held by it, to the same extent as any other holder of
Senior Debt of such Guarantor; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder.  Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.07.

         SECTION 12.10.  Distribution or Notice to Representative.  Whenever a distribution is to be made or a
                         ----------------------------------------
notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to their
Representative (if any).

         SECTION 12.11.  Article XII Not to Prevent Events of Default or Limit Right to Accelerate.  The failure
                         -------------------------------------------------------------------------
of a Guarantor to make a payment on any of its Obligations under its Security Guarantee by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a default by such Guarantor under its Security Guarantee.  Nothing in this Article XII shall have any effect on the right of the
Securityholders or the Trustee to make a demand for payment on a Guarantor pursuant to Article XII.

         SECTION 12.12.  Trustee Entitled to Rely.  Upon any payment or distribution pursuant to this
                         ------------------------
Article XII, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending,
(ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of a
Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of a Guarantor and other Debt of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this
Article XII.

                                       76

In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the
Trustee pursuant to this Article XII.

         SECTION 12.13.  Trustee to Effectuate Subordination.  Each Securityholder by accepting a Security
                         -----------------------------------
authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of each of the Guarantors as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

         SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Debt of a Guarantor.  The Trustee shall not
                         ---------------------------------------------------------------
be deemed to owe any fiduciary or other duty to the holders of Senior Debt of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article XII or otherwise.

         SECTION 12.15.  Reliance by Holders of Senior Debt of a Guarantor on Subordination Provisions.  Each
                         -----------------------------------------------------------------------------
Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of a Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

                                                   ARTICLE XIII

                                                   MISCELLANEOUS
                                                   -------------

         SECTION 13.01.  Trust Indenture Act Controls.  If any provision of this Indenture limits, qualifies or
                         ----------------------------
conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

         SECTION 13.02.  Notices.  Any notice or communication shall be in writing and delivered in person or
                         -------
mailed by first-class mail addressed as follows:

         if to the Company:

                  Harborside Healthcare Corporation
                  470 Atlantic Avenue

                                       77

                  Boston, MA  02210
                  Attention:  William H. Stephan

                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue, 48th Floor
                  New York, NY  10166
                  Attention:  Joerg H. Esdorn, Esq.

         and

                  Investcorp International Inc.
                  280 Park Avenue, 37 West Floor
                  New York, NY  10017
                  Attention:  Christopher J. O'Brien

         And with respect to notices pursuant to Article VI, with copies to:

                  Gibson, Dunn & Crutcher, LLP
                  200 Park Avenue
                  New York, NY  10166
                  Attention:  Joerg H. Esdorn, Esq.

         if to the Trustee:

                  United States Trust Company of New York
                  114 West 47th Street
                  New York, NY  10036
                  telecopier no.:  (212) 852-1626
                  Attention:  Corporate Trust Administration

         The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be made in compliance with Section 313(c)
of the TIA and mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 13.03.  Communication by Holders with Other Holders.  Securityholders may communicate pursuant
                         -------------------------------------------
to TIAss.312(b) with other Securityholders with respect to their rights under this Indenture or the Securities.
The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIAss. 312(c).

                                       78

         SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.  Upon any request or application by
                         --------------------------------------------------
the Company to the Trustee to take or refrain from taking any action under this Indenture, at the request of the
Trustee the Company shall furnish to the Trustee:

         (1)      an Officers' Certificate in form and substance reasonably satisfactory to the Trustee
         (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2)      an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee
         (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         To the extent applicable, the Company shall comply with the provisions of Section 314(c)(3) of the TIA.

         SECTION 13.05.  Statements Required in Certificate or Opinion.  Each certificate or opinion with respect
                         ---------------------------------------------
to compliance with a covenant or condition provided for in this Indenture shall include:

         (1)      a statement that the individual making such certificate or opinion has read such covenant or condition;

         (2)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3)      a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4)      a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 13.06.  When Securities Disregarded.  In determining whether the Holders of the required
                         ---------------------------
principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the
Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only
Securities which the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

                                       79

         SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for
                         --------------------------------------------
action by or a meeting of Securityholders.  The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 13.08.  Legal Holidays.  A "Legal Holiday" is a Saturday, a Sunday or a day on which banking
                         --------------
institutions are not required to be open in the State of New York.  If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

         SECTION 13.09.  GOVERNING LAW.  THIS INDENTURE, THE SECURITIES AND THE SECURITY GUARANTEES SHALL BE
                         -------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO
APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION
WOULD BE REQUIRED THEREBY.

         SECTION 13.10.  No Recourse Against Others.  A director, officer, incorporator, employee, stockholder or
                         --------------------------
Affiliate as such, of the Company or any Guarantor shall not have any liability for any obligations of the
Company or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Securityholder waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 13.11.  Successors.  All agreements of the Company and each Guarantor in this Indenture and the
                         ----------
Securities shall bind their successors.  All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 13.12.  Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each
                         ------------------
signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

         SECTION 13.13.  Table of Contents; Headings.  The table of contents, cross-reference sheet and headings
                         ---------------------------
of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                                       80

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                                     HARBORSIDE HEALTHCARE CORPORATION

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     GUARANTORS:

                                                     HARBORSIDE HEALTHCARE LIMITED PARTNERSHIP

                                                     By:  KHI CORPORATION, its general partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     BELMONT NURSING CENTER CORP.

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     ORCHARD RIDGE NURSING CENTER CORP.

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       81

                                                     OAKHURST MANOR NURSING CENTER CORP.

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     RIVERSIDE RETIREMENT LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE CONNECTICUT LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE OF FLORIDA LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       82

                                                     HARBORSIDE OF OHIO LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE HEALTHCARE BALTIMORE LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE OF CLEVELAND LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE OF DAYTON LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       83

                                                     HARBORSIDE MASSACHUSETTS LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE RHODE ISLAND LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE NORTH TOLEDO LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE HEALTHCARE ADVISORS LIMITED PARTNERSHIP

                                                     By:    KHI CORPORATION, its general partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       84

                                                     HARBORSIDE TOLEDO CORP.

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     KHI CORPORATION

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE ACQUISITION LIMITED PARTNERSHIP IV

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE ACQUISITION LIMITED PARTNERSHIP V

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       85

                                                     HARBORSIDE ACQUISITION LIMITED PARTNERSHIP VI

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE ACQUISITION LIMITED PARTNERSHIP VII

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE ACQUISITION LIMITED PARTNERSHIP VIII

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE ACQUISITION LIMITED PARTNERSHIP IX

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       86

                                                     HARBORSIDE ACQUISITION LIMITED PARTNERSHIP X

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     SAILORS, INC.

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     NEW JERSEY HARBORSIDE CORP.

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     BRIDGEWATER ASSISTED LIVING LIMITED PARTNERSHIP

                                                     By:    NEW JERSEY HARBORSIDE       CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     MARYLAND HARBORSIDE CORP.

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       87

                                                     HARBORSIDE HOMECARE LIMITED PARTNERSHIP

                                                     By:    KHI CORPORATION, its general partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE REHABILITATION LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE HEALTHCARE NETWORK LIMITED PARTNERSHIP

                                                     By:    HARBORSIDE HEALTH I         CORPORATION, its general
                                                     partner

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                                     HARBORSIDE HEALTH I CORPORATION

                                                     By:  ___________________________
                                                     Name:
                                                     Title:

                                       88

                                      i

         SECTION 5.01.  Merger, Consolidation or Sale of All or Substantially All Assets
                  of the Company................................................................................48

                                       ii

                                      iii

         SECTION 8.03.  Deposited Money and Government Securities to Be Held in

                                       iv

         SECTION 10.10.  Distribution or Notice to Representative...............................................71

         SECTION 10.11.  Article X Not to Prevent Events of Default or Limit Right

                                       v

         SECTION 12.11.  Article XII Not to Prevent Events of Default or Limit Right

         SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Debt of a
                  Guarantor.....................................................................................79

         SECTION 12.15.  Reliance by Holders of Senior Debt of a Guarantor on

                                       vi

                                               CROSS-REFERENCE TABLE

-------------------------------------------------------------------------------------------------------------------
             TIA Section                                                                   Indenture
             -----------                                                                   ---------
               Section                                                                           Section
               -------                                                       ------------        -------

-------------------------------------------------------------------------------------------------------------------
310      (a) (1)                                                                             7.10
-------------------------------------------------------------------------------------------------------------------
         (a) (2)                                                                             7.10
-------------------------------------------------------------------------------------------------------------------
         (a) (3)                                                                             N.A.
-------------------------------------------------------------------------------------------------------------------
         (a) (4)                                                                             N.A.
-------------------------------------------------------------------------------------------------------------------
         (a) (5)                                                                             N.A.
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                              7.08; 7.10
-------------------------------------------------------------------------------------------------------------------
         (c)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------
311      (a)                                                                                 7.11
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                                 7.11
-------------------------------------------------------------------------------------------------------------------
         (c)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------
312      (a)                                                                                 2.04
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                                 13.03
-------------------------------------------------------------------------------------------------------------------
         (c)                                                                                 13.03
-------------------------------------------------------------------------------------------------------------------
313      (a)                                                                                 7.06
-------------------------------------------------------------------------------------------------------------------
         (b) (1)                                                                             N.A.
-------------------------------------------------------------------------------------------------------------------
         (b) (2)                                                                             7.06
-------------------------------------------------------------------------------------------------------------------
         (c)                                                                                 13.02
-------------------------------------------------------------------------------------------------------------------
         (d)                                                                                 7.06
-------------------------------------------------------------------------------------------------------------------
314      (a)                                                                              4.02; 4.09
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------
         (c) (1)                                                                             13.04
-------------------------------------------------------------------------------------------------------------------
         (c) (2)                                                                             13.04
-------------------------------------------------------------------------------------------------------------------
         (c) (3)                                                                             13.04
-------------------------------------------------------------------------------------------------------------------
         (d)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------
         (e)                                                                                 13.05
-------------------------------------------------------------------------------------------------------------------
         (f)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------
315      (a)                                                                                 7.01
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                              7.05; 13.02
-------------------------------------------------------------------------------------------------------------------
         (c)                                                                                 7.01
-------------------------------------------------------------------------------------------------------------------
         (d)                                                                                 7.01
-------------------------------------------------------------------------------------------------------------------
         (e)                                                                                 6.11
-------------------------------------------------------------------------------------------------------------------
316      (a) (last sentence)                                                                 13.06
-------------------------------------------------------------------------------------------------------------------
         (a) (1) (A)                                                                         6.05
-------------------------------------------------------------------------------------------------------------------
         (a) (1) (B)                                                                         6.04
-------------------------------------------------------------------------------------------------------------------
         (a) (2)                                                                             N.A.
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                                 6.07
-------------------------------------------------------------------------------------------------------------------
         (c)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
317      (a) (1)                                                                             6.08
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
         (a) (2)                                                                             6.09
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                                 2.05
-------------------------------------------------------------------------------------------------------------------
318      (a)                                                                                 13.01
-------------------------------------------------------------------------------------------------------------------
         (b)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------
         (c)                                                                                 N.A.
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
N.A. means Not Applicable
-------------------------------------------------------------------------------------------------------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                                                                                          EXHIBIT A

                                        [FORM OF FACE OF INITIAL SECURITY]

                                            [GLOBAL SECURITIES LEGEND]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
                  TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
                  PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH
                  OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
                  COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
                  REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY
                  TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
                  WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART,
                  TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

                                         HARBORSIDE HEALTHCARE CORPORATION

                                  12% SENIOR SUBORDINATED DISCOUNT NOTE DUE 2007

No. ___                                                                                                     CUSIP No.

                                                                                                          $----------

         Harborside Healthcare Corporation, a Delaware corporation (the "Issuer"), promises to pay to
               , or its registered assigns, the principal sum of             in U.S. Dollars on August 1, 2007.
---------------                                                  -----------

Interest Payment Dates:                                      February 1 and August 1

Record Dates:                                                January 15 and July 15

         Additional provisions of this Security are set forth on the other side of this Security.

                                                   HARBORSIDE HEALTHCARE CORPORATION,

                                                   By:______________________________________
                                                              Name:
                                                              Title:

Dated:

TRUSTEE'S CERTIFICATE OF
         AUTHENTICATION

UNITED STATES TRUST COMPANY OF NEW YORK.
as Trustee, certifies that
this is one of the Securities                                 [Seal]
referred to in the Indenture,

By:      _________________________
                  Authorized Signatory

                                    [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                                  12% Senior Subordinated Discount Note due 2007

1.       Interest
         --------

         HARBORSIDE HEALTHCARE CORPORATION, a Delaware corporation (the "Issuer"), promises to pay interest on the principal amount of this Security at the rate per annum shown above and shall pay Liquidated Damages, if any, payable pursuant to the relevant Registration Rights Agreement.

         The Issuer will pay interest semi-annually in arrears on February 1 and August 1 of each year commencing on February 1, 2005; provided that no interest shall accrue on the principal amount of this Security prior to
August 1, 2004 (the "Full Accretion Date"), and no interest shall be paid on this Security prior to the Full
Accretion Date.

         Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.  The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.       Method of Payment
         -----------------

         The Issuer will pay interest (except defaulted interest) on the Securities to the Persons who are registered holders of Securities at the close of business on the January 15 or July 15 immediately preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date.  Holders must surrender Securities to a Paying Agent to collect principal payments.  The Issuer will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.  However, the Issuer may pay principal and interest by check payable in such money or by wire transfer of federal funds.

3.       Paying Agent and Registrar
         --------------------------

         Initially, UNITED STATES TRUST COMPANY OF NEW YORK (the  "Trustee") will act as Paying Agent and
Registrar.  The Issuer may appoint and change any Paying Agent, Registrar or co-registrar without notice to the
Holders.  The Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent,
Registrar or co-registrar.

4.       Indenture
         ---------

         The Issuer issued the Securities under an Indenture dated as of May 10, 2001 (the "Indenture"), among the Issuer, the Guarantors and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the TIA.  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all such terms, and
Securityholders are referred to the Indenture and the TIA for a statement of those terms.

         The Securities are unsecured senior subordinated obligations of the Issuer.  Subject to the conditions set forth in the Indenture, the Issuer may issue Additional Securities.

5.       Optional Redemption
         -------------------

         Except as set forth in the next paragraph, the Securities may not be redeemed at the Issuer's option prior to August 1, 2002.  Thereafter, the Securities will be subject to redemption at any time at the option of the Issuer, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices
(expressed as percentages of Accreted Value) set forth below plus in the case of a redemption after August 1,
2004, accrued and unpaid interest thereon, if any, to the applicable redemption date (subject to the right of
Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on August 1 of the years indicated below:

                                                             Redemption
Year                                                           Price
----                                                         -------

2002                                                         106.000%

2003                                                         103.000%

2004 and thereafter                                          100.000%

         At any time on or prior to August 1, 2002, the Securities may be redeemed as a whole but not in part at the option of the Issuer upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days'
prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 100%
of the Accreted Value thereof (determined at the redemption date) plus the Applicable Premium to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

6.       Notices of Redemption
         ---------------------

         Notices of redemption shall be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address all in accordance with the Indenture.  If less than all of the Securities are to be redeemed at any time, selection of
Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided
             --- ----                                                                                 --------
that no Securities of $1,000 or less shall be redeemed in part.

         If money sufficient to pay the redemption price of and accrued interest (if any) on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.       Repurchase at the Option of the Holder
         --------------------------------------

         Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions set forth in the Indenture, to require the Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the aggregate principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon, if any, to the date of repurchase (or, if such Change of Control Offer occurs prior to the Full Accretion Date, 101% of the Accreted Value thereof on the date of repurchase), subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of repurchase, as provided in, and subject to the terms of, the
Indenture.

8.       Subordination
         -------------

         The Securities are subordinated to Senior Debt of the Issuer and the Guarantors, as defined in the
Indenture.  To the extent provided in the Indenture, Senior Debt of the Issuer and the Guarantors must be paid before the Securities and Security Guarantees, respectively, may be paid.  The Issuer and Guarantors each agree, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the
Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.       Denominations; Transfer; Exchange
         ---------------------------------

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of
$1,000.  A Holder may transfer or exchange Securities in accordance with the Indenture.  Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.  The
Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

10.      Persons Deemed Owners
         ---------------------

         The registered Holder of this Security may be treated as the owner of it for all purposes.

11.      Unclaimed Money
         ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying
Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12.      Discharge and Defeasance
         ------------------------

         Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some or all of its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or
Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

13.      Amendment, Waiver
         -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture, the Securities or the
Security Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any existing default or noncompliance with any provision of the Indenture or the Securities may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities.  Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuer and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in
Section 163(f)(2)(B) of the Code), to provide for the assumption of the Issuer's or any Guarantor's obligations to Holders of Securities in the case of a merger, consolidation or sale of assets, to release any Security
Guarantee in accordance with the provisions of the Indenture, to provide for additional Guarantors, to make any change that would provide any additional rights or benefits to the Holders of Securities or that, as determined by the Board of Directors of the Issuer in good faith, does not materially adversely affect the legal rights of any such Holder under the Indenture to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or to make any change to Article II or Section 4.01 of the Indenture or the Exhibits to the Indenture that applies only to Additional Securities (other than a change relating to other provisions of this Indenture incorporated or referenced in Article II, Section 4.01 or any such Exhibit).

14.      Defaults and Remedies
         ---------------------

         Under the Indenture, an Event of Default occurs if:  (i) the Issuer defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article
X of the Indenture, and such default continues for a period of 30 days; (ii) the Issuer defaults in the payment of the principal of or premium, if any, on the Securities, whether or not such payment shall be prohibited by
Article X of the Indenture; (iii) the Issuer fails to comply with other covenants and agreements in the
Indenture, subject to applicable grace periods as set forth in the Indenture; (iv) certain accelerations (or failure to pay within any grace period after final maturity) of other Debt of the Issuer or any Restricted
Subsidiary that is a Significant Subsidiary occur, if the amount accelerated (or so unpaid) exceeds $15,000,000;
(v) certain events of bankruptcy, insolvency or reorganization with respect to the Issuer or any Restricted
Subsidiary that is a Significant Subsidiary occur; (vi) certain judgments or decrees for the payment of money in excess of $15,000,000 against the Company or any Restricted Subsidiary that is a Significant Subsidiary occur;
and (vii) except as is permitted by the Indenture, a Security Guarantee by a Guarantor that is a Significant
Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall for any reason cease to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under the Indenture or its Security Guarantee.  If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare all the
Securities to be due and payable.

         Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture.
The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security.  Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal, premium, if any, or interest) if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interest of the
Holders.

15.      Trustee Dealings with the Issuer
         --------------------------------

         Subject to certain limitations imposed by the TIA,  the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.      No Personal Liability of Directors, Officers, Employees and Stockholders
         ------------------------------------------------------------------------

         No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Securities, the
Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, as such, shall have any liability for any obligations of the Guarantors under the Security
Guarantees, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each holder of Securities and Security Guarantees by accepting a Security and a Security Guarantee waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Securities and the Security Guarantees.  Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

17.      Governing Law
         -------------

         THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK
BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE
LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

18.      Authentication
         --------------

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.      Abbreviations
         -------------

         Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM
(=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.      CUSIP Numbers
         -------------

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures
the Issuer has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

21.      GUARANTEE
         ---------

         The Issuer's obligations under the Securities are guaranteed on a senior subordinated basis, jointly and severally, by the Guarantors

         The Issuer will furnish to any Securityholder upon written request and without charge to the
Securityholder a copy of the Indenture which has in it the text of this Security in larger type.  Requests may be made to:

                                         Harborside Healthcare Corporation
                                                470 Atlantic Avenue
                                            Boston, Massachusetts 02210
                                        Attention : Chief Financial Officer

                                                  ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

------------------------------
   (Print or type assignee's name, address and zip code)

------------------------------
   (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint ___________________ agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him.

Date:  ________________ Your Signature:  _____________________

Signature Guarantee:_______________________________________
                           (Signature must be guaranteed by a
                           participant in a recognized signature
                           guarantee medallion program)

------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                                        OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 or 4.08 of the Indenture, check the box:

?  4.06 Asset Sale  ?  4.08 Change of Control

         If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06
or 4.08 of the Indenture, state the amount:  $          .
                                              ----------

Date:  __________________  Your Signature:  __________________
                                    (Sign exactly as your name appears
                                    on the other side of the Security)

                                                     ------------------
                                                     Tax I.D. number

Signature Guarantee:_______________________________________
                           (Signature must be guaranteed by a
                           participant in a recognized signature
                           guarantee medallion program)